Exhibit 10.5
EXECUTION COPY
FINANCING AGREEMENT
Dated as of April 29, 2011
by and among
LION OIL COMPANY,
as the Borrower,
AND EACH SUBSIDIARY OF LION OIL COMPANY LISTED AS A GUARANTOR
ON THE SIGNATURE PAGES HERETO,
as Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,
and
BANK LEUMI USA,
as the Collateral Agent,
$100,000,000 TERM LOAN CREDIT FACILITY

SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 5.01(e)	Capitalization; Subsidiaries
Schedule 5.01(f)	Litigation; Commercial Tort Claims
Schedule 5.01(o)	Real Property
Schedule 5.01(q)	Environmental Matters
Schedule 6.01(o)	Post Closing Matters
Schedule 6.02(a)	Existing Liens
Schedule 6.02(b)	Existing Indebtedness
Schedule 6.02(e)	Existing Investments

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of LIBOR Notice
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Term Note

FINANCING AGREEMENT
Financing Agreement, dated as of April 29, 2011, by and among Lion Oil Company, an Arkansas corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), Bank Hapoalim B.M. (“Hapoalim”), Bank Leumi USA (“BLUSA”), Israel Discount Bank of New York (“IDB”; together with Hapoalim and BLUSA, each a “Lender” and collectively, the “Lenders”), and BLUSA, in its capacity as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).
RECITALS
The Borrower has asked the Lenders to extend credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $100,000,000. The proceeds of the term loan shall be used to refinance existing indebtedness of the Borrower, for general working capital and corporate purposes of the Borrower and to pay fees and expenses related to this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower, subject to the terms and conditions hereinafter set forth.
In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; CERTAIN TERMS
Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
“2014 Turnaround” means the Turnaround with respect to the El Dorado refinery of the Loan Parties planned to occur during the calendar year commencing January 1, 2014.
“Accounts Receivable” means any accounts arising from the sale of inventory in the ordinary course of business.
“Acquisition” means the acquisition by the Parent of 4,450,000 shares of common stock, par value $0.10 per share, or the Borrower, constituting 53.7% of the issued and outstanding shares of common stock of the Borrower, from the Seller pursuant to the Acquisition Agreement.
“Acquisition Agreement” means the Stock Purchase Agreement, dated March 17, 2011, by and among the Seller, the Borrower and the Parent, as in effect on the date hereof.
“Acquisition Assets” means all of the property and assets (tangible and intangible) proposed to be purchased by the Parent pursuant to the Acquisition Agreement.
“Acquisition Documents” means the Acquisition Agreement and the Related Agreements (as defined in the Acquisition Agreement as in effect on the date hereof).
“Action” has the meaning specified therefor in Section 10.12.
“additional amount” has the meaning specified therefor in Section 2.07(a).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent or any Lender be considered an “Affiliate” of any Loan Party.

“After Acquired Property” has the meaning specified therefor in Section 6.01(l).
“Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.
“Applicable Margin” means, (a) with respect to Reference Rate Loans, 3.50%, and (b) with respect to LIBOR Rate Loans, 4.50%.
“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period of time from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date, an amount equal to 3% times the principal amount of any prepayment of the Term Loan on such date, (b) during the period of time after the date that is the first anniversary of the Effective Date up to and including the date that is the second anniversary of the Effective Date, an amount equal to 2% times the principal amount of any prepayment of the Term Loan on such date, (c) during the period of time after the date that is the second anniversary of the Effective Date up to and including the date that is the third anniversary of the Effective Date, an amount equal to 1% times the principal amount of any prepayment of the Term Loan on such date, and (d) thereafter, zero.
“Appraisal” means an appraisal of the Specified Fixed Asset Collateral (including the equipment and any Real Property Collateral) performed by a qualified independent appraiser acceptable to the Required Lenders, in form and substance satisfactory to the Required Lenders
“Appraised Value” means the net orderly liquidation value (net of liquidation expenses) of any equipment (as defined in the Uniform Commercial Code), real property and other fixed assets, in each case constituting Specified Fixed Asset Collateral, such value to be determined based on the most recent Appraisal thereof received by the Lenders.
“AR Guaranty” means the Limited Recourse General Continuing Guaranty dated as of April 29, 2011, by the Borrower in favor of Wells Fargo Capital Finance, LLC, in respect of the obligations of Delek Refining, Ltd.
“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, in accordance with Section 10.07 hereof and substantially in the form of Exhibit C hereto or such other form acceptable to the Required Lenders.
“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified therefor in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.
“Capital Expenditures” means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.
“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).
“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash and Cash Equivalents” means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.
“Casualty Event” means any event that gives rise to the receipt by any Loan Party of any insurance proceeds or condemnation awards in respect of any real property, fixed assets or equipment (including any improvements thereon) or other assets the restoration, repairing, replacement or rebuilding of which would constitute a Capital Expenditure to restore, repair, replace or rebuild such real property, fixed assets or equipment or other assets.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Requirement of Law, (b) any change in any Requirement of Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events: (a) the Permitted Investors shall cease to own and control, of record and beneficially, directly or indirectly, at least 51% of each class of outstanding Capital Stock of the Parent; (b) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors; (c) the Parent shall cease to own and control, of record and beneficially, directly, at least 85% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by a Loan Document); and (d) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each of its Subsidiaries free and clear of all Liens (except Liens created by a Loan Document).

“Closing Fee” has the meaning specified therefor in Section 2.06(a).
“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.
“Collateral Agent” has the meaning specified therefor in the preamble hereto.
“Commitments” means, with respect to each Lender, such Lender’s Term Loan Commitment.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
“Continuing Directors” means the directors of the Parent on the Effective Date and each other director of the Parent, if, in each case, such other director’s nomination for election to the Board of Directors of the Parent is recommended by at least 60% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of the Parent.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, executed and delivered by the applicable Loan Party, the Collateral Agent, and the securities intermediary with respect to a securities account or a bank with respect to a deposit account.
“Control Investment Affiliate” means as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Credit Parties” means the Borrower, the Subsidiary Guarantors and the Parent.
“Current Value” has the meaning specified therefor in Section 6.01(l).
“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms and Accounts Receivable arising from such sales of inventory.
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Capital Stock which is not otherwise Disqualified Capital Stocks), in whole or in part, (iii) provides for scheduled payments or dividends in cash, (iv) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, or (v) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stocks that would constitute Disqualified Capital Stocks, in each case, prior to the date that is one year after the Final Maturity Date.
“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.
“Effective Date” means the date, on or before April 29, 2011, on which all of the conditions precedent set forth in Section 4.01 are satisfied or waived and the initial Loans are made.
“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.
“Environmental Actions” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any of their predecessors in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any of their predecessors in interest.
“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other legally binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment, which are applicable to the relevant Loan Party.
“Environmental Liabilities and Costs” means all liabilities (including strict liabilities), monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation, feasibility studies and laboratory fees), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action, or any Remedial Action required to comply with Environmental Laws or required by any Governmental Authority or any third party.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.
“Event of Default” means any of the events set forth in Section 7.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lenders from three Federal funds brokers of recognized standing selected by them.
“Final Maturity Date” means April 29, 2016, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.
“Financial Statements” means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries (including Paline Pipeline Company) as of April 30, 2009 and 2010, together with corresponding audited consolidated statements of operations and of cash flows of the Borrower and its Subsidiaries (including Paline Pipeline Company) for the fiscal years ended April 30, 2010, 2009 and 2008, and (ii) the unaudited consolidated interim balance sheet of the Borrower and its Subsidiaries (including Paline Pipeline Company) as of January 31, 2011, together with corresponding unaudited consolidated interim statements of operations for the nine-month periods ended January 31, 2011 and 2010 and unaudited interim combined statements of cash flows for the nine-month periods ended January 31, 2011 and 2010.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on April 30 of each year, subject to any change permitted hereunder.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of any financial covenant herein or in the Parent Guaranty and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any such financial covenant, the Required Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, such financial covenants shall be calculated as if no such change in GAAP has occurred. In addition and without limiting the foregoing, it is agreed and understood that if any change in GAAP shall result in the requirement that existing or future obligations under operating leases from time to time entered into by the Borrower or its Subsidiaries (as determined in accordance with GAAP as in effect on the Effective Date) be treated as Indebtedness or Capitalized Leases, such operating leases shall not be treated as Indebtedness or Capitalized Leases hereunder, including, without limitation, for purposes of calculating covenants hereunder and shall be treated as operating leases.
“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Growth Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures by such Person and its Subsidiaries during such period that will increase the Nelson complexity rating of the assets of the Borrower or its Subsidiaries, and shall exclude in any event any maintenance and regulatory Capital Expenditures.
“Guaranteed Obligations” has the meaning specified therefor in Section 9.01.
“Guarantors” means the Subsidiary Guarantors, the Parent Guarantors and all other Persons that guarantee, pursuant to Section 6.01(b) or otherwise, all or any part of the Obligations.
“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws, which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws. Hazardous Material does not include CO2 or other greenhouse gases unless regulations are promulgated and implemented by a Governmental Authority and there is no pending litigation or appeal that would affect the enforcement of CO2 or other greenhouse gases as Hazardous Materials.
“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“IDB Notes” means (i) the Amended and Restated Replacement Promissory Note I, dated April 29, 2011, made by Delek Finance, Inc., to the order of Israel Discount Bank of New York, in the original principal amount of $20,000,000.00, and (ii) the Amended and Restated Replacement Promissory Note II, dated April 29, 2011, made by Delek Finance, Inc., to the order of Israel Discount Bank of New York, in the original principal amount of $30,000,000.00
“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Required Lenders and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) all Contingent Obligations; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 10.15.
“Indemnitees” has the meaning specified therefor in Section 10.15.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated April 29, 2011, by and among the Collateral Agent, each Lender, Israel Discount Bank of New York, in its capacity as the holder of the IDB Notes, and Bank Leumi USA, in its capacity as the holder of the Leumi Note, pursuant to which the parties thereto agree as to their relative rights in respect of the Collateral (as defined therein).
“Interest Payment Date” means, (a) as to any Reference Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Rate Loan, the last day of such Interest Period and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period that will end after the Final Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.
“J. Aron Supply and Offtake Agreement” means the Master Supply and Offtake Agreement, dated as of April 29, 2011, among J. Aron & Company, a general partnership organized under the laws of New York, the Borrower and Lion Oil Trading & Transportation, Inc., a Guarantor hereunder, as in effect on the date hereof.
“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.
“Lender” has the meaning specified therefor in the preamble hereto.
“Lender’s Account” means an account at a bank designated by each Lender from time to time as the account into which the Loan Parties shall make all payments to such Lender under this Agreement and the other Loan Documents.

“Leumi Note” means the Amended and Restated Promissory Note, dated April 29, 2011, made by Delek US Holdings, Inc., to the order of Bank Leumi USA, in the original principal amount of $50,000,000.00.
“LIBOR” means, with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time), two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), “LIBOR” for purposes of this definition shall be the rate of interest determined by the Required Lenders to be the rate at which deposits in Dollars are offered to major banks in the London interbank market, two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period, which determination shall be conclusive absent manifest error.
“LIBOR Notice” means a written notice substantially in the form of Exhibit B.
“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Required Lenders (rounded upwards if necessary, to the next 1/100%) by dividing (a) LIBOR for such Interest Period by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.
“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
“Loan” means the portion of the Term Loan made by a Lender to the Borrower pursuant to ARTICLE II hereof.
“Loan Document” means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any UCC Filing Authorization Letter, the Intercreditor Agreement, the Subordination Agreements and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.
“Loan Party” means the Borrower and any Subsidiary Guarantor.
“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or of the Parent, (ii) the ability of any Credit Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Collateral Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent and for the benefit of the Lenders on any of the Collateral.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Required Lenders, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 4.01(c), Section 6.01(b), Section 6.01(l) or otherwise.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

“Net Cash Proceeds” means, (i) with respect to any Disposition by any Person or any of its Subsidiaries or any Casualty Event with respect to any property of any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition or Casualty Event (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements), and (E) the deduction of reasonable and appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed in the Disposition and retained by the Borrower or any Subsidiary after the Disposition, until any such reserves are released (and upon such release such proceeds shall be considered Net Cash Proceeds and shall be applied in accordance with Section 2.05(c)), and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.
“New Lending Office” has the meaning specified therefor in Section 2.07(d).
“Non-U.S. Lender” has the meaning specified therefor in Section 2.07(d)
“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).
“Obligations” means all present and future indebtedness, obligations, and liabilities of each Credit Party to the Collateral Agent and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01. Without limiting the generality of the foregoing, the Obligations of each Credit Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Collateral Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.
“Operating Lease Obligations” means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.
“Original Lender” means each of BLUSA, Hapoalim and IDB, if and so long as such Lender is not a Selling Lender.
“Other Taxes” has the meaning specified therefor in Section 2.07(b).
“Parent” means Delek US Holdings, Inc., a Delaware corporation.
“Parent Consolidated Tax Return” means any income or franchise tax return that includes the Parent and its Subsidiaries that is filed on a consolidated, combined or unified basis.

“Parent Guaranty” means the Guaranty dated as of the date hereof, made by the Parent in favor of the Collateral Agent and the Lenders.
“Payment Office” means each Lender’s office as may be designated in writing from time to time by such Lender to the Borrower.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Permitted Borrower Cure Security” means (i) common equity securities of the Borrower, to the extent pledged to the Collateral Agent pursuant to a Pledge Agreement, (ii) other equity securities of the Borrower not constituting Disqualified Capital Stock, to the extent pledged to the Collateral Agent pursuant to a Pledge Agreement, and (iii) Subordinated Indebtedness of the Borrower to the extent such subordinated Indebtedness is expressly subordinated in right of payment to the prior payment in full of the Term Loans and related obligations on terms reasonably acceptable to the Required Lenders.
“Permitted Indebtedness” means:
(a) any Indebtedness owing to the Collateral Agent and any Lender under this Agreement and the other Loan Documents;
(b) any other Indebtedness listed on Schedule 6.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification, plus an amount necessary to pay fees and expenses, including premiums and defeasance costs related to the extension, refinancing or modification;
(c) Indebtedness in respect of reimbursement obligations in connection with bonds or other obligations permitted under clause (i) of the definition of “Permitted Liens”;
(d) Indebtedness permitted under clause (e) of the definition of “Permitted Lien”;
(e) Indebtedness permitted under Section 6.02(e);
(f) the Subordinated Borrower Indebtedness;
(g) Subordinated Indebtedness to the extent a Permitted Investor is the lender thereof;
(h) Indebtedness evidenced by the Seller Note;
(i) Indebtedness secured by the inventory, Accounts Receivable and the proceeds thereof of the Borrower and its Subsidiaries (including, without limitation, the AR Guaranty and letters of credit issued for the account of a Loan Party in the ordinary course of business);
(j) Indebtedness of the Borrower to Parent;
(k) Indebtedness under Hedging Agreements entered into by the Loan Parties for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Loan Parties and not for speculative purposes, provided that the obligations under such Hedging Agreements are related to payment obligations on Indebtedness otherwise permitted hereunder;
(l) Indebtedness under Hedging Agreements entered into by the Loan Parties for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Loan Parties in the ordinary course of business and not for speculative purposes;

(m) Indebtedness under Hedging Agreements entered into by the Loan Parties for the purpose of limiting commodity price risk in the ordinary course of the financial management of the Loan Parties and not for speculative purposes;
(n) Indebtedness of the Borrower owing to and held by any Subsidiary Guarantor and Indebtedness of a Subsidiary Guarantor owing to and held by the Borrower or any Subsidiary Guarantor;
(o) Indebtedness arising from agreements of the Loan Parties providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary Guarantor; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Loan Parties in connection with such disposition;
(p) Indebtedness of the Borrower under the Optional Advance Note (as such term is defined in the Receivables Purchase Agreement, dated as of April 29, 2011, by and between Delek Refining, Ltd. and the Borrower); and
(q) Other unsecured Indebtedness of the Borrower or any of its Subsidiaries, provided, that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding.
“Permitted Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s.
“Permitted Investors” means the collective reference to Delek Group Ltd. and its Control Investment Affiliates.
“Permitted Liens” means:
(a) Liens securing the Obligations;
(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.01(c);
(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore, provided that (i) in each case, no foreclosure, sale or similar proceeding shall have been commenced with respect to any portion of the Collateral on account thereof and (ii) the aggregate amount of obligations or other liabilities secured by a Lien on assets constituting Collateral that is not subordinate to the Collateral Agent’s Lien on such Collateral does not exceed $5,000,000 at any time;
(d) Liens described on Schedule 6.02(a), but not the extension of coverage thereof to other property or the increase of the Indebtedness secured thereby;

(e) (i) Liens on fixed assets in respect of Capitalized Lease Obligations entered into to finance Capital Expenditures in accordance with Section 6.02(f), (ii) purchase money Liens on fixed assets acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such fixed assets or Indebtedness incurred solely for the purpose of financing the acquisition of such fixed assets or (iii) Liens existing on such fixed assets at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $35,000,000;
(f) deposits and pledges of cash securing obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(g) easements, utility easements, building restrictions, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;
(h) Liens securing Indebtedness permitted by subsection (c) and (to the extent limited to Accounts Receivable, inventory and proceeds thereof) subsection (i) of the definition of Permitted Indebtedness, including Liens on inventory and the proceeds thereof securing obligations arising under the J. Aron Supply and Offtake Agreement;
(i) Liens on the property of the Borrower or any Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit, the payment of the deferred purchase price of property or incurrence of other Indebtedness and which do not in the aggregate impair in any respect the use of property in the operation of the business of the Borrower and its Subsidiaries taken as a whole, provided that the aggregate amount of performance or return-of-money bonds, surety bonds or other obligations of a like nature shall not exceed $20,000,000 at any time outstanding and such bonds or other obligations shall (if required) be secured by cash or cash equivalents;
(j) Liens arising out of judgments or awards against the Borrower or its Subsidiaries that do not constitute an Event of Default under Section 7.01(k) of this Agreement;
(l) leases or subleases of real property granted by the Borrower or its Subsidiaries to any other Person in the ordinary course of business, to the extent not otherwise expressly prohibited by this Agreement or the other Loan Documents and not materially interfering with or impairing the use of the real property in the operation of the business of the Borrower or its Subsidiaries;
(m) Liens securing the IDB Notes and the Leumi Note on the assets of the Borrower and its Subsidiaries; provided, that such Liens are fully subordinated (on a completely silent basis until all of the Obligations have been paid in full) to the Liens securing the Obligations on terms and conditions reasonably satisfactory to the Required Lenders; and
(n) Environmental Liens that do not (i) have a Material Adverse Affect, or (ii) otherwise materially impair the operation of the business for which Borrower has posted or caused to be posted bonds or other financial assurances that the Collateral Agent and the Lenders within their sole discretion determine to be sufficient to satisfy the obligations or liability evidenced by such Environmental Liens.

“Permitted Securitization Transaction” means any transaction or series of transactions otherwise permitted pursuant to Section 6.02(c) and designated in writing by the Borrower to the Lenders to be a “Permitted Securitization Transaction” that is entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary, as applicable, may sell, convey or otherwise transfer to a Special Purpose Subsidiary any inventory or Accounts Receivable (whether now existing or arising in the future) of the Borrower or such Subsidiary and any proceeds thereof, including all collateral securing such Accounts Receivable, all contracts and all guarantees or other obligations in respect of such Accounts Receivable, and proceeds of such Accounts Receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Accounts Receivable.
“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
“Pipeline Property” means real property owned or leased solely for the purpose of operating or maintaining a pipeline through such real property; provided that such real property does not include any storage terminal, processing equipment or other personal property components of any related gathering system.
“Plan” means any Employee Plan or Multiemployer Plan.
“Pledge Agreement” means a Pledge and Security Agreement made by the Parent in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations.
“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 5.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 5.00%.
“Pro Rata Share” means, with respect to a Lender’s obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.
“Real Property Collateral” means any Real Property owned by the Borrower or its Subsidiaries and in which the Collateral Agent has a perfected, first priority mortgage lien (subject to Permitted Liens having priority as a matter of applicable law).
“Reference Rate” means the rate of interest publicly announced by each Lender in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by such Lender as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such Lender to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.
“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.
“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
“Related Party Assignment” has the meaning specified therefor in Section 10.07(b).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.
“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.
“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).
“Required Lenders” means (a) for purposes of the final paragraph of Section 7.01 (with respect to acceleration) and the right to direct the Collateral Agent with respect to the exercise of rights and remedies after the occurrence and continuance of an Event of Default, any Original Lender and (b) for all other purposes, Lenders whose Pro Rata Shares of the Term Loan aggregate at least 51% (and must in any event include each Lender that is an Original Lender).
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
“Security Agreement” means the Security Agreement, dated as of April 29, 2011, made by the Loan Parties in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations.
“Seller” means Ergon, Inc., a Mississippi corporation.
“Seller Note” means the Promissory Note dated the date hereof, made by the Borrower to the order of the Seller and in the principal amount of $50,000,000.
“Selling Lender” shall mean any Original Lender that has sold or assigned all or any portion of its Term Loan to a Person that is not an Affiliate, excluding for these purposes any pledge to the Federal Reserve Bank or other Governmental Authority in support of borrowings made by such Original Bank, to the extent the Federal Reserve Bank or such other Governmental Authority is not then entitled to exercise any voting rights under such pledge in respect of such portion of the Term Loan.
“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Purpose Subsidiary” means any special purpose entity that (a) is a domestic subsidiary of the Borrower and (b) has no operations and whose primary assets (other than cash and cash equivalents) are Accounts Receivable or inventory that has been sold or otherwise transferred by a Loan Party.
“Specified Fixed Asset Collateral” means, as of any date of determination, any real property, equipment and other fixed assets then owned by a Loan Party, including, without limitation, the Real Property Collateral, to the extent such real property, equipment or other fixed assets are not the subject of a Lien (other than (i) Permitted Liens that do not secure Indebtedness and (ii) Permitted Liens incurred pursuant to clause (m) of the definition of Permitted Liens) in favor of a Person other than the Collateral Agent.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“Subordinated Borrower Indebtedness” means the Indebtedness evidenced by the Subordinated Borrower Note.
“Subordinated Borrower Note” means the promissory note dated as of the date hereof, made by the Borrower in favor of the Parent and in the principal amount of $45,000,000.
“Subordinated Indebtedness” means (a) the Subordinated Borrower Indebtedness and (b) other Indebtedness of any Credit Party the terms of which are reasonably satisfactory to the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Required Lenders.
“Subordination Agreements” means (a) the Subordination Agreement (Borrower), dated as of the date hereof, by and among the Borrower, as obligor, the Parent, as subordinated creditor, and the Collateral Agent, and (b) the Subordination Agreement (Parent), dated as of the date hereof, by and among the Parent, as obligor, the Delek Petroleum Ltd., as subordinated creditor, and the Collateral Agent.
“Subordinated Parent Indebtedness” means the Indebtedness evidenced by the Subordinated Parent Note.
“Subordinated Parent Note” means the promissory note dated as of the date hereof, made by the Parent in favor of Delek Petroleum Ltd. and in the principal amount of $40,000,000.
“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise.
“Subsidiary Guarantor” means (i) each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto, and (ii) each other Subsidiary that guarantees, pursuant to Section 6.01(b) or otherwise, all or any part of the Obligations.

“Subsidiary Guaranty” means (i) the guaranty of each Guarantor party hereto contained in ARTICLE IX hereof, and (ii) each guaranty, in form and substance acceptable to the Required Lenders, made by any other Guarantor in favor of the Collateral Agent and the Lenders pursuant to Section 6.01(b) or otherwise.
“Taxes” has the meaning specified therefor in Section 2.07(a).
“Term Loan” means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Effective Date pursuant to Section 2.01.
“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
“Term Loan Lender” means a Lender with a Term Loan Commitment.
“Term Loan Obligations” means any Obligations with respect to the Term Loan (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).
“Termination Event” means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.
“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Required Lenders, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Required Lenders, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Required Lenders, delivered to the Collateral Agent.
“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.
“Transferee” has the meaning specified therefor in Section 2.07(a).
“Turnaround” means a planned, periodic shut down (total or partial) of a group of refinery process units or plants to perform maintenance, overhaul and repair operations and to inspect, test and replace process materials and equipment.
“UCC Filing Authorization Letter” means a letter duly executed by each Credit Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Credit Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent and the Lenders, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.
“Uniform Commercial Code” has the meaning specified therefor in Section 1.03.
“Unrestricted Cash” means Cash and Cash Equivalents that are freely transferable and are not subject to any Lien (other than inchoate or banker’s Liens) in favor of any Person, other than the Collateral Agent or a Lender to secure the Obligations.
“WARN” has the meaning specified therefor in Section 5.01(u).

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to “determination” by any Lender or the Collateral Agent include good faith estimates by such Lender or the Collateral Agent (in the case of quantitative determinations) and good faith beliefs by such Lender or the Collateral Agent (in the case of qualitative determinations).
Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Required Lenders may otherwise determine.
Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to the Collateral Agent or any Lender, such period shall in any event consist of at least one full day.
ARTICLE II
THE LOANS
Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Loan Lender severally agrees to make the Term Loan to the Borrower on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Term Loan Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed.
Section 2.02 Making the Loans. (a) The Borrower shall give the Lenders prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit A hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Lenders are willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iii) the use of the proceeds of such proposed Loan, and (iv) the proposed borrowing date, which must be the Effective Date. The Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Lenders in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Lenders).

(b) All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.
Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of the Term Loan shall be repayable in (i) 20 consecutive quarterly installments, on the last day of each March, June, September and December (each a “Scheduled Repayment Date”), commencing on June 30, 2011 and ending on March 31, 2016, consisting of (x) four (4) installments, each in an amount equal to $1,500,000, followed by (y) sixteen (16) installments, each in an amount equal to $4,000,000, and (ii) one (1) payment on the Final Maturity Date in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding principal of the Term Loan shall be repaid in full on the Final Maturity Date. The Borrower shall pay directly to each Lender its Pro Rata Share of each installment of principal of the Term Loan that is payable in accordance with this Section.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The entries made in the accounts so maintained shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(c) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form attached as Exhibit D hereto, or as otherwise requested by the Required Lenders and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein.
Section 2.04 Interest.
(a) Term Loan. Subject to the terms of this Agreement, at the option of the Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan that is: (i) a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Reference Rate Loan until repaid, at a rate per annum equal to the greater of (A) 5.50% and (B) the Reference Rate of such Lender plus the Applicable Margin, and (ii) each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such LIBOR Rate Loan until repaid, at a rate per annum equal to the greater of (A) 5.50% and (B) the LIBOR Rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin. Each LIBOR Rate Loan and each Reference Rate Loan shall automatically be allocated to each Lender in accordance with its Pro Rata Share.
(b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Credit Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.
(c) Interest Payment. Interest on each Loan shall be payable directly to each Lender on each Interest Payment Date and at maturity (whether upon demand, by acceleration or otherwise), and in each case shall be paid to each Lender based on its Pro Rata Share. Interest at the Post-Default Rate shall be payable on demand.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.
Section 2.05 Reduction of Commitment; Prepayment of Loans.
(a) Reduction of Commitments. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.
(b) Optional Prepayment. The Borrower may, upon at least five (5) Business Days’ prior written notice to the Lenders, prepay without penalty or premium (other than breakage compensation pursuant to Section 2.09) the principal of the Term Loan, in whole or in part, provided that the Borrower shall have no right to prepay the Term Loan pursuant to this clause 2.05(b) more than twice in any calendar year. Each prepayment made pursuant to this clause 2.05(b) shall be accompanied by the payment of (i) accrued interest to the date of such payment on the amount prepaid and (ii) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall (A) be applied against the remaining quarterly installments of principal due on the Term Loan on a pro rata basis, and (B) be made to each Lender in accordance with its Pro Rata Share of the Term Loan.
(c) Mandatory Prepayments.
(i) Within five (5) Business Days of any Disposition by any Loan Party or its Subsidiaries pursuant to Section 6.02(c)(ii), the Borrower shall prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Lenders as a prepayment of the Loans) shall exceed for all such Dispositions since the Effective Date $25,000,000. Nothing contained in this subsection (i) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 6.02(c)(ii).
(ii) Within five (5) Business Days of the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (ii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
(iii) Subject to Section 2.05(c)(iv) below, within five (5) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds in respect of any Casualty Event, the Borrower shall prepay the outstanding principal of the Term Loan in an amount equal to 100% of such Net Cash Proceeds.
(iv) Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Casualty Event that are required to be used to make prepayments pursuant to Section 2.05(c)(iii), such Net Cash Proceeds shall not be required to be so used to prepay the Term Loan to the extent that such Net Cash Proceeds are used to purchase, acquire, replace, repair, restore, construct or improve properties or assets used or useful in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrower delivers a certificate to the Lenders on or prior to the date such prepayment would otherwise be required to be made, certifying as to clause (A) and the amount of such Net Cash Proceeds and stating that such Net Cash Proceeds shall be used to purchase, acquire, replace, repair, restore, construct or improve properties or assets used in such Person’s business and that such purchase, acquisition, replacement, repair, restoration, construction or improvement shall commence within 180 days after the date of receipt of such certificate, (C) if such Net Cash Proceeds exceed $1,500,000, such Net Cash Proceeds shall be deposited and held in deposit accounts maintained with each of BLUSA, Hapoalim and IDB (to the extent each is a Lender) based on their Pro Rata Shares, subject to disbursement in accordance with arrangements mutually agreeable (in their reasonable commercial discretion) to the Borrower and such Lenders, provided that it is understood and agreed that such Net Cash Proceeds may be applied to the Obligations if at any time a Default or Event of Default has occurred and is continuing, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Lenders pursuant to clause (B) above (as such period may be extended by the Required Lenders in their reasonable commercial discretion) or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if commencement of such work has not occurred, shall be used to make mandatory prepayments in accordance with Section 2.05(c)(iii). Notwithstanding the foregoing, it is understood and agreed that proceeds of business interruption insurance shall not be required to be used to prepay the Term Loan pursuant to this Section 2.05(c).

(d) Application of Mandatory Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii) and (c)(iii) above shall be made ratably to each Lender in accordance with its Pro Rata Share of the Term Loan. Each such prepayment shall be applied (i) against the installments of principal scheduled to be due on the eight Scheduled Repayment Dates immediately following such prepayment, in the direct order of maturity, and (ii) thereafter, against all remaining quarterly installments of principal due on the Term Loan on a pro rata basis.
(e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and any amounts owing under Section 2.09.
(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.
Section 2.06 Fees.
(a) Closing Fee. On or prior to the Effective Date, the Borrower shall pay to each Lender a non-refundable closing fee (the “Closing Fee”) equal to 0.50% multiplied by such Lender’s Term Loan Commitment, which shall be deemed fully earned when paid.
(b) Other Fees. As and when due and payable under the terms of any fee letter, the Borrower shall pay the fees set forth in such fee letter.
Section 2.07 Taxes. (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Collateral Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Collateral Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Collateral Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Each Loan Party shall deliver to the Collateral Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.
(c) The Loan Parties hereby jointly and severally indemnify and agree to hold the Collateral Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Collateral Agent one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Borrower that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the other Lenders if any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Collateral Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.07, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.07(d) that such Non-U.S. Lender is not legally able to deliver.
(e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 2.07 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (d) above.
(f) The Collateral Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require the Collateral Agent or such Lender (or Transferee) to disclose any information the Collateral Agent or such Lender (or Transferee) deems confidential and would not, in the sole determination of the Collateral Agent or such Lender (or Transferee), be otherwise disadvantageous to the Collateral Agent or such Lender (or Transferee).
(g) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.08 Continuation and Conversion of Loans. (a) The Borrower may from time to time request LIBOR Rate Loans or may request that a Loan that is a Reference Rate Loan be converted to a LIBOR Rate Loan or that any existing LIBOR Rate Loan continue for an additional Interest Period. Such request from the Borrower to the Lenders shall be in writing and shall specify the amount of the LIBOR Rate Loans or the amount of the Reference Rate Loans to be converted to LIBOR Rate Loans or the amount of the LIBOR Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans, provided that such request shall apply to the Term Loan or a portion of each Lender’s Pro Rata Share of the Term Loan. Subject to the terms and conditions contained herein, three Business Days after receipt by each Lender of such a request from the Borrower, such LIBOR Rate Loans shall be made or Reference Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be, provided that, (i) no Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement pursuant to the terms hereof, (iii) no more than five (5) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the LIBOR Rate Loans must be in an aggregate amount not less than $10,000,000 or an integral multiple of $500,000 in excess thereof and each Lender shall have a Pro Rata Share thereof, and (v) no Lender shall have notified the Borrower that LIBOR Rate Loans are unavailable pursuant to Section 2.11. Any request by or on behalf of the Borrower for LIBOR Rate Loans or to convert Reference Rate Loans to LIBOR Rate Loans or to continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, the Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if the Lenders had purchased such deposits to fund the LIBOR Rate Loans.
(b) Any LIBOR Rate Loans shall automatically convert to Reference Rate Loans upon the last day of the applicable Interest Period, unless each Lender has received a request to continue such LIBOR Rate Loans at least three Business Days prior to such last day in accordance with the terms hereof.
Section 2.09 Funding Losses. In connection with each LIBOR Rate Loan, the Borrower shall indemnify, defend, and hold the Lenders harmless against any loss, cost, or expense incurred by any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to the Collateral Agent or any Lender, be deemed to equal the amount reasonably determined by the Collateral Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of a Lender delivered to the Borrower setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.09 shall be conclusive absent manifest error.
Section 2.10 Increased Costs and Reduced Return. (a) If any Lender shall have determined that any Change in Law shall (i) subject such Lender, or any Person controlling such Lender to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender, or change the basis of taxation of payments to such Lender or any Person controlling such Lender of any amounts payable hereunder (except for taxes on the overall net income of such Lender or any Person controlling such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender or any Person controlling such Lender or (iii) impose on such Lender or any Person controlling such Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender of making any Loan or agreeing to make any Loan, or to reduce any amount received or receivable by such Lender hereunder, then, upon demand by such Lender, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased costs or reductions in amount.
(b) If any Lender shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender, and such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any guaranty or participation with respect thereto, such Lender’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender’s such other controlling Person’s capital to a level below that which such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any guaranty or participation with respect thereto or any agreement to make Loans, or such Lender’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Lender, the Borrower shall pay to such Lender from time to time such additional amounts as will compensate such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is ten (10) days after the date of demand by any Lender until payment in full to the Collateral Agent or such Lender at the Reference Rate. A certificate of such Lender claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Lender to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.
(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.11 LIBOR Not Determinable; Impracticability or Illegality.
(a) If on or before the day on which the LIBOR Rate is to be determined in connection with the continuation of a LIBOR Rate Loan as such or a conversion of a Reference Rate Loan into a LIBOR Rate Loan, any Lender determines in good faith that, (i) the LIBOR Rate cannot be determined for any reason, (ii) the LIBOR Rate will not adequately and fairly reflect the cost of maintaining LIBOR Rate Loans or (iii) Dollar deposits in the principal amount of the applicable LIBOR Rate Loans are not available in the London interbank market, such Lender shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the other Lenders. Upon any such determination (A) each LIBOR Rate Loan made by the Lenders shall be converted into a Reference Rate Loan at the end of the then current Interest Period and (B) any request by the Borrower for the conversion of a Reference Rate Loan to a LIBOR Rate Loan shall be deemed to be a request to automatically continue a Reference Rate Loan as a Reference Rate Loan, in each case until such Lender has advised the Borrower and the other Lenders that the circumstances giving rise to such notice no longer exist. Each determination by any Lender hereunder shall be conclusive and binding absent manifest error.
(b) If it shall be unlawful or improper for any Lender to make, maintain or fund any LIBOR Rate Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the other Lenders and the Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make LIBOR Rate Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Borrower and the other Lenders. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding LIBOR Rate Loan as a LIBOR Rate Loan, such Lender shall, upon the happening of such event, notify the other Lenders and the Borrower, and the Borrower shall immediately, or if permitted by applicable Requirement of Law, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Rate Loan, convert each such LIBOR Rate Loan into a Reference Rate Loan.
(c) The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

ARTICLE III
FEES, PAYMENTS AND OTHER COMPENSATION
Section 3.01 Payments; Computations and Statements. The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to each Lender at its Payment Office. All payments received by a Lender after 12:00 noon (New York City time) on any Business Day will be credited against the applicable Obligation on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Collateral Agent and the Lenders. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, except in the case of any LIBOR Rate Loan as otherwise provided in the definition of “Interest Period”. All computations of fees shall be made by the Lenders on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Lenders of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.
Section 3.02 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, to the extent any Credit Party maintains Cash or Cash Equivalents in any deposit account with Hapoalim and such Credit Party owes any obligations or liabilities to Hapoalim or its Affiliates other than the Obligations under any Loan Document (the “Unrelated Obligations”), Hapoalim hereby agrees that it shall not exercise any right of set-off against such Unrelated Obligations until the Obligations hereunder are paid in full.
Section 3.03 Apportionment of Payments. Subject to any written agreement among the Lenders:
(a) all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations shall be made to such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
(b) After the occurrence and during the continuance of an Event of Default, the Lenders shall apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Collateral Agent until paid in full; (ii) second, ratably to pay the Term Loan Obligations in respect of any fees and indemnities then due to the Term Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Term Loan until paid in full; (iv) fourth, ratably to pay principal of the Term Loan until paid in full, and (v) fifth, to the ratable payment of all other Obligations then due and payable.
(c) In each instance, so long as no Event of Default has occurred and is continuing, Section 3.03(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Lenders to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 2.05.

(d) For purposes of Section 3.03(b), “paid in full” with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.
(e) In the event of a direct conflict between the priority provisions of this Section 3.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.03 shall control and govern.
ARTICLE IV
CONDITIONS TO LOANS
Section 4.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lenders:
(a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 10.04.
(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE V and in each other Loan Document, certificate or other writing delivered to the Collateral Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
(c) Delivery of Documents. Subject to the provisions of Section 6.01(o), the Lenders shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Lenders and, unless indicated otherwise, dated the Effective Date: this Agreement, the other Loan Documents, customary officer’s certificates and authorizing resolutions for each Loan Party, opinions of counsel, certificates of good standing, evidence of the insurance coverage, Notices of Borrowing, LIBOR Notices and such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Lenders in form and substance, as the Lenders may reasonably request.
(d) Consummation of Acquisition. Concurrently with the making of the initial Loans, (i) the Parent shall have purchased pursuant to the Acquisition Agreement (no material provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Required Lenders), the Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents and the Parent shall have become the owner, free and clear of all Liens other than Permitted Liens, of all of the Acquisition Assets, and (ii) each of the parties to the Acquisition Agreement shall have performed all of the obligations to be performed by it under the Acquisition Agreement at closing.
(e) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Collateral Agent and the Lenders as follows:
(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, any material Requirement of Law or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.
(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
(e) Capitalization; Subsidiaries.
(i) On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of the Borrower and the issued and outstanding Capital Stock of the Borrower are as set forth on Schedule 5.01(e). All of the issued and outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on Schedule 5.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower, or other obligations of the Borrower to issue, directly or indirectly, any shares of Capital Stock of the Borrower.
(ii) Schedule 5.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the Effective Date. Except as indicated on such Schedule, as of the Effective Date, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

(f) Litigation; Commercial Tort Claims. Except as set forth in Schedule 5.01(f), as of the Effective Date, (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.
(g) Financial Condition.
(i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material Indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Borrower and its Subsidiaries are set forth in the Financial Statements, and since December 31, 2010 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(ii) The Borrower has heretofore furnished to each Agent and each Lender (A) projected monthly income statements and statements of cash flows of the Borrower and its Subsidiaries for the period from May 1, 2011, through December 31, 2012, and (B) projected income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in 2012 through 2016. Such projections are believed by the Borrower at the time furnished to be reasonable and prepared on a reasonable basis and in good faith, and based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.
(h) Compliance with Law, Etc. No Loan Party is in violation of any of its Governing Documents, any Requirement of Law or any term of any Contractual Obligation binding on or otherwise affecting it or any of its properties, except to the extent such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.
(i) ERISA. No Loan Party nor any of its ERISA Affiliates contributes to, sponsors, maintains or has an obligation to contribute to or maintain any Multiemployer Plan or any Employee Plan and has not at any time prior to the date hereof established, sponsored or maintained, been a party to and has not at any time prior to the date hereof contributed or been obligated to contribute to or maintain any Multiemployer Plan or any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.
(j) Taxes, Etc. All Federal, state and material local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates Regulation T, U or X.
(l) Nature of Business. No Loan Party is engaged in any business other than the operation of a crude oil refinery, crude oil transportation and gathering systems (including receiving and storage stations) and the operation of various product pipelines and terminals, together with activities and operations related thereto.
(m) Adverse Agreements, Etc. No Loan Party is a party to any Contractual Obligation or subject to any restriction in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.
(n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person other than permits, licenses, authorizations, approvals, entitlements and accreditations that the failure to obtain, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.
(o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets necessary for the Loan Parties to conduct their business are in good working order and condition, ordinary wear and tear excepted.
(ii) Schedule 5.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property (other than Pipeline Property) owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in each material Lease described on Schedule 5.01(o) to which it is a party. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 5.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.
(iii) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all intellectual property reasonably necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any intellectual property or the validity or effectiveness of any intellectual property, except for claims that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of intellectual property material to the Borrower or its Subsidiaries for the conduct of its business as currently conducted, does not, to their knowledge, infringe on the rights of any Person in any material respect.
(p) Full Disclosure. Each Loan Party has disclosed to the Collateral Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Collateral Agent or the Lenders in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.

(q) Environmental Matters. Except as set forth on Schedule 5.01(q) or as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Loan Party: (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or its predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any of their predecessors in interest; (iii) no Environmental Action has been asserted against any Loan Party or any of their predecessors in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any of their predecessors in interest; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any of their predecessors in interest; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with could not have an Environmental Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect.
(r) Use of Proceeds. The proceeds of the Loans shall be used to (a) refinance existing indebtedness of the Borrower owing to Seller, (b) pay fees and expenses in connection with the transactions contemplated hereby and (c) fund working capital and general corporate purposes of the Borrower, including working capital payments under the Acquisition Agreement.
(s) Solvency. As of the Effective Date, after giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.
(t) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
(u) Employee and Labor Matters. As of the Effective Date, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Acquisition Agreement. The Parent has delivered to the Lenders a complete and correct copy of the Acquisition Agreement, including all schedules and exhibits thereto, and the other Acquisition Documents. The Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of each Acquisition Document has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Capital Stock required by law or by any applicable Governing Document) on the part of each such Person. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Effective Date. Each Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. All conditions precedent to the Acquisition Agreement have been fulfilled or (with the prior written consent of the Lenders) waived, no material provision of any Acquisition Document has been amended or otherwise modified, and there has been no breach of any material term or condition of the Acquisition Agreement.
ARTICLE VI
COVENANTS OF THE LOAN PARTIES
Section 6.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:
(a) Reporting Requirements. Furnish to each Lender:
(i) as soon as available and in any event within 50 days after the end of the first 3 fiscal quarters of the Borrower and its Subsidiaries and 90 days after the end of the fourth fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year beginning with the fiscal quarter ending September 30, 2012, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Lenders, subject to normal year-end adjustments;
(ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year beginning with the Fiscal Year ending December 31, 2012 in the case of consolidated financial statements and December 31, 2013 in the case of consolidating financial statements, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Lenders (which opinion shall be without (A) a “going concern” or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.03);

(iii) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 6.01(a), a certificate of an Authorized Officer of the Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing all Dispositions subject to Section 6.02(c)(ii)(F) during such period and since the Effective Date and the calculations specified in Section 6.03;
(iv) (A) as soon as available and in any event not later than 60 days after the end of each Fiscal Year, financial projections consisting of consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries, prepared on a monthly basis and otherwise in form and substance satisfactory to the Lenders, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries and prepared on an annual basis for the next 2 Fiscal Years thereafter, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;
(v) promptly after submission to any Governmental Authority, all material documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party;
(vi) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;
(vii) (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Collateral Agent or any Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

(viii) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;
(ix) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;
(x) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and
(xi) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Collateral Agent or any Lender may from time to time reasonably request.
(b) Additional Guaranties and Collateral Security. Cause:
(i) each Subsidiary of any Loan Party (other than a Special Purpose Subsidiary formed and used in a Permitted Securitization Transaction for the purpose of financing working capital) not in existence on the Effective Date to execute and deliver to the Collateral Agent promptly and in any event within 3 days after the formation, acquisition or change in status thereof (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (2) undated stock powers executed in blank with signature guaranteed, and (3) such opinions of counsel as the Required Lenders may reasonably request,, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent and the Required Lenders may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) within 90 days thereafter, to the extent any real property of such Subsidiary meets the dollar thresholds set forth in Section 6.01(l), one or more Mortgages creating on such real property a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance satisfactory to the Required Lenders, together with such other agreements, instruments and documents as the Required Lenders may require whether comparable to the documents required under Section 6.01(l) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent or the Required Lenders in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and
(ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 3 days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent or the Required Lenders may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent or the Required Lenders.
(c) Compliance with Laws, Etc. Except to the extent such failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply in all respects with all Requirements of Law (not including Environmental Laws which are addressed in Section 6.01(j)), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the failure to do so could reasonably be expected to have a Material Adverse Effect.
(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.
(f) Inspection Rights. (i) Permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Collateral Agent or any Lender at any time and from time to time during normal business hours, and (so long as no Default or Event of Default exists), with reasonable prior notice, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, and (ii) pay upon demand the reasonable costs and expenses of the Collateral Agent and the Lenders in connection with all visits, audits, inspections, valuations, appraisals and field examinations (including the cost of all visits, audits, inspections, valuations, appraisals and field examinations conducted by a third party on behalf of the Collateral Agent and the Lenders), provided that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Collateral Agent and the Lenders for more than two (2) field examinations and one (1) Appraisal during any calendar year. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Collateral Agent or any Lender in accordance with this Section 6.01(f).
(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except in each case to the extent the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent and the Required Lenders. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent or the Required Lenders may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent or any Lender may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s or such Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except to the extent the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens except Permitted Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent and the Lenders any documentation of such compliance which the Collateral Agent or any Lender may reasonably request, except as any such compliance circumstance could not reasonably be expected to have a Material Adverse Effect; (iii) provide the Collateral Agent and the Lenders written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries but only to the extent that such release is could reasonably be expected to result in a Material Adverse Effect, and take any Remedial Actions required to comply with Environmental Laws or by Governmental Authority to abate said Release; and (iv) provide the Collateral Agent and the Lenders with written notice of any of the following to the extent that such could reasonably be expected to have a Material Adverse Effect within ten (10) days of the determination that the following could reasonably be expected to have a Material Adverse Affect: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order.
(k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent or any Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.
(l) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an “After Acquired Property”) (x) with a Current Value (as defined below) in excess of $1,000,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $200,000 in the case of leasehold interest, promptly so notify the Collateral Agent and each Lender, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent or the Required Lenders shall notify such Loan Party whether they intend to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord’s waiver. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall, as soon as practicable but in any event within 90 days thereafter, furnish to the Collateral Agent the following, each in form and substance satisfactory to the Required Lenders: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Required Lenders, desirable to create and perfect a valid and enforceable first priority lien (subject to Permitted Liens having priority as a matter of applicable law) on the property purported to be covered thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and the Required Lenders, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent and the Required Lenders, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee, if requested by the Collateral Agent or the Required Lenders) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent or the Required Lenders may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 6.01(l).
(m) Fiscal Year. Commencing with the Fiscal Year ending 2011, cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year.
(n) Tax Refunds. If the Parent receives a tax refund that is reasonably attributable to the Borrower, the Borrower shall either (i) offset any amounts owing to the Parent (other than any amounts in respect of the Subordinated Borrower Indebtedness or any other Subordinated Indebtedness) against such tax refund, or (ii) upon receipt of such funds from the Parent, deposit such funds into a deposit account maintained with a Lender, which funds may be used by the Borrower in the ordinary course of business.
(o) Post Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.01(o) within the time limits specified therein, except to the extent otherwise agreed by the Required Lenders.
(p) 2014 Turnaround.
(i) Provide to the Lenders by the earlier of (A) nine (9) months prior to the contemplated commencement date of the 2014 Turnaround or (B) December 31, 2013, a financial plan (the “2014 Plan”), in form and substance reasonably satisfactory to the Required Lenders, setting forth the estimated costs of the 2014 Turnaround (collectively, the “2014 Expenditures”), including, without limitation, estimated sources for payment of the 2014 Expenditures, a cash flow forecast (which shall include a certification that the 2014 Plan has been prepared in good faith based on assumptions believed by the Borrower to be reasonable and can reasonably be expected to satisfy all 2014 Expenditures required to effect the 2014 Turnaround) and the proposed timeline for the 2014 Expenditures;
(ii) if any Lender elects, in its sole discretion, to retain on behalf of the Lenders a technical consultant for advice about the engineering and other issues relating to the 2014 Turnaround, including, without limitation, the 2014 Plan and the 2014 Expenditures, pay on demand the reasonable fees, costs and expenses of such consultant; provided, however, the Lenders shall engage no more than one (1) such consultant, which consultant’s analysis will be made available to all Lenders;
(iii) if the Required Lenders notify the Borrower in writing that the 2014 Plan is not in their commercially reasonable judgment sufficient, the Borrower agrees to effect such changes as the Required Lenders may reasonably request until the 2014 Plan has been approved by the Required Lenders (which approval shall not be unreasonably withheld or delayed), but in any case within 30 days after the Borrower receives any such notice from the Required Lenders (or such longer period as may be reasonably required, so long as the Borrower is diligently pursuing such changes);

(iv) if the 2014 Plan contemplates the incurrence of Indebtedness (including, without limitation, Indebtedness associated with the release of existing liens on the fixed assets of Delek Refining) or an investment in the Capital Stock of the Borrower by the Parent, as soon as available and in any event not less than 90 days prior to the proposed commencement date of the 2014 Turnaround, provide to the Lenders any proposal letter, commitment letter (including, without limitation, any equity commitment), credit agreement and other similar agreements, instruments and other documents with respect to such Indebtedness or investment, in each case in form and substance reasonably satisfactory to the Required Lenders (it being understood that the provisions of this subsection (iv) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement);
(v) complete the 2014 Turnaround and the 2014 Plan substantially in accordance with the terms thereof; and
(vi) keep the Lenders informed of all material developments with respect to the 2014 Turnaround and the 2014 Plan and provide the Lenders such other information with respect thereto as any Lender may reasonably request.
Section 6.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.
(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
(c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that
(i) any wholly-owned Subsidiary Guarantor of any Loan Party (other than the Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary Guarantor of such Loan Party, or may consolidate with another wholly-owned Subsidiary Guarantor of such Loan Party, including without limitation, mergers necessary to reorganize the Loan Parties in Delaware, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Collateral Agent at least 30 days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

(ii) any Loan Party and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) sell inventory and Accounts Receivable in connection with the financing of its working capital (to the extent such Indebtedness is permitted hereunder), including all crude oil, refined petroleum products and other hydrocarbon inventory from time to time owned by Borrower or its Subsidiaries that is sold in accordance with the terms of the J. Aron Supply and Offtake Agreement, (C) transfer personal property among Loan Parties, provided that the Borrower shall provide to the Lenders at least ten Business Days’ prior written notice of any such transfer of noncash Collateral and shall take all actions reasonably required by the Lenders (including, without limitation, any actions that would otherwise be required by Section 6.01(b) (as though such transferee were a new Subsidiary) and Section 6.01(l)(as though such transferred assets constituted after acquired property) so that such transfer shall not adversely affect in any respect the creation, perfection or priority of the Collateral Agent’s Liens therein, (D) enter into a Disposition that constitutes a Restricted Payment permitted by Section 6.02(g) or a Permitted Investment, (E) dispose of obsolete or worn-out equipment in the ordinary course of business, and (F) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions (x) in the case of clause (F) above, do not exceed $100,000,000 in the aggregate for all such Dispositions since the Effective Date, and (y) in all cases, are paid to the Lenders to the extent required by the terms of Section 2.05(c)(i), and provided further that (I) in the case of any Disposition in clause (F) above involving consideration in excess of $5,000,000, at least five Business Days prior to the date of completion of such Disposition, the Borrower shall have delivered to the Lenders an officer’s certificate of an Authorized Officer, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction and no Material Adverse Effect could reasonably be expected to result from such Disposition. In no event shall this subsection be construed to permit the sale or other disposition of the crude oil refinery (the “El Dorado Refinery”) of the Borrower located in El Dorado, Arkansas (it being understood that this sentence shall not restrict the sale of equipment, pipelines or storage terminals comprising a part of the El Dorado Refinery, subject to the other limitations of this paragraph); and
(iii) the Borrower or any Subsidiary may enter into a merger the sole purpose of which is to reincorporate or reorganize such Loan Party in the State of Delaware, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Lenders at least 30 days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, (E) if such merger involves the Borrower, the Borrower shall be the surviving entity, (F) if such merger involves the Borrower, the Required Lenders shall have consented to such merger, and (G) the surviving Subsidiary, if any, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger.
(d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 5.01(l).
(e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances by it to its Subsidiaries Guarantors and by such Subsidiary Guarantors to it and other Subsidiary Guarantors, made in the ordinary course of business, (iii) investments in any Subsidiary Guarantor; (iv) trade credit extended on usual and customary terms in the ordinary course of business, (v) (A) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, and (B) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with past practices of the Borrower or its Subsidiaries, as the case may be, provided that the aggregate amount of such loans and advances do not exceed $500,000 at any one time outstanding, (vi) stock, obligations or other securities received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of any Loan Party or any of its Subsidiaries, (vii) investments resulting from Hedging Agreements entered into in the ordinary course of business, other than for speculative purposes, and (viii) Permitted Investments.
(f) Growth Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Growth Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Growth Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $15,000,000 in any Fiscal Year (the “Growth Capital Expenditure Limitation”); provided, that if at the end of any Fiscal Year, the Growth Capital Expenditure Limitation for such Fiscal Year exceeds the aggregate amount of Growth Capital Expenditures made or incurred by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being referred to herein as the “Excess Amount”), then the Excess Amount may be carried forward to the next succeeding Fiscal Year, it being understood that any unused Excess Amounts may be carried forward (to the extent not used) to succeeding Fiscal Years without limitation.
(g) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, that:
(A) any Subsidiary of the Borrower may pay dividends to the Borrower or to another Subsidiary that is a Loan Party,
(B) subject to the last paragraph of this Section 6.02(g), the Borrower may pay dividends out of ordinary net earnings of the Borrower and its Subsidiaries from time to time in the ordinary course of its business, provided that (x) until such time as 30% of the original principal of the Term Loan has been repaid or prepaid, the aggregate amount of the dividends paid by the Borrower in any Fiscal Year shall not exceed the lesser of 50% of ordinary net earnings of the Borrower and its Subsidiaries in the immediately preceding Fiscal Year and $10,000,000, and (y) after 30% of the original principal of the Term Loan has been repaid or prepaid, in any Fiscal Year the Borrower may pay dividends out of ordinary net earnings of the Borrower and its Subsidiaries from time to time, in the ordinary course of its business,
(C) the Borrower may pay management fees to the Parent in an aggregate amount not to exceed $1,000,000 in any calendar year, so long as both immediately before and after giving effect to such payment, no Default or Event of Default shall exist;
(D) the Borrower may make payments to purchase or redeem its Capital Stock held by current or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Borrower and any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service; provided, that (I) the aggregate amount of such payments during any Fiscal Year shall not exceed $1,000,000, and (II) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist;

(E) the Borrower may pay dividends or make distributions to the Parent for the sole purpose of permitting the Parent to pay federal and state income taxes and franchise taxes solely arising from any Parent Consolidated Tax Return (such payments, “Tax Distributions”); provided that the aggregate amount of such Tax Distributions shall under no circumstances exceed the amount that the Loan Parties would have been obligated to pay if the Borrower were the common parent of a consolidated tax group comprised of the Borrower and each of its Subsidiaries and filed a separate consolidated tax return, taking into account any carryovers and carrybacks of tax attributes (including net operating losses) of such Loan Parties; provided further that (x) no distribution shall be made more than ten (10) Business Days prior to the due date of the amounts to the applicable taxing authorities, and (y) prior to any Tax Distribution being made, the Borrower shall deliver to the Lenders a certificate showing (in reasonable detail) how the amount of the distribution was calculated.
Notwithstanding anything herein to the contrary, in the case of any payments pursuant clauses to clause (B) above, (1) the Lenders shall have received at least ten Business Days’ prior written notice, which shall include a certification as to the succeeding clause (2), and (2) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist.
(h) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.
(i) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 6.02(e) and Section 6.02(g), and (iv) the sale of inventory and Accounts Receivables to a Special Purpose Subsidiary of the Borrower formed and used in a Permitted Securitization Transaction for the purpose of financing working capital of the Loan Parties.
(j) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(j) shall prohibit or restrict compliance with: (A) this Agreement and the other Loan Documents; (B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k); (C) any Requirement of Law; (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license (including any intellectual property license), conveyance or contract of similar property or assets; or (E) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.
(k) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale by the Borrower of any Disqualified Stock or any other shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, except to the extent such issuance or sale would not result in a Change of Control, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants. Notwithstanding the foregoing, any Capital Stock of the Borrower issued to the Parent or any Affiliate thereof shall be pledged to (i) the Collateral Agent and the Lenders pursuant to the Pledge Agreement, (ii) IDB to secure the IDB Notes, and (iii) BLUSA to secure the Leumi Note.

(l) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.
(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Subordinated Indebtedness (other than the Subordinated Borrower Indebtedness) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change any subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Indebtedness in any respect,
(ii) (A) except to the extent permitted by the terms of the Subordination Agreement, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Subordinated Borrower Note (as in effect on the Effective Date); or (B) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness, including any payments or prepayments of principal (including through any redemption, purchase, defeasance, acquisition, or retirement thereof), premium, fees or interest in respect thereof in violation of the subordination provisions thereof or any subordination agreement with respect thereto; provided that the Borrower may make such payments or prepayments of principal in respect of the Subordinated Borrower Indebtedness to the extent expressly permitted by the Subordination Agreement to which the Borrower is a party.
(iii) make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Subordinated Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Subordinated Indebtedness for any such Subordinated Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of “Permitted Indebtedness”), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing,
(iv) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by Section 6.02(c) and (B) change its name upon at least 30 days’ prior written notice by the Borrower to the Lenders of such change and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Liens of the Collateral Agent,
(v) amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or
(vi) amend, modify or otherwise change any material provision of the Acquisition Agreement or the Seller Note.
(m) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(n) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.
Section 6.03 Financial Covenant.
(a) So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, on the date the Borrower and the Lenders receive an Appraisal with respect to the Specified Fixed Asset Collateral, the Borrower will not permit (i) (A) the aggregate principal amount of the Term Loan outstanding at any time less (B) the Unrestricted Cash of the Borrower and its Subsidiaries to exceed (ii) 75% of the Appraised Value of the Specified Fixed Asset Collateral (the “Loan to Value Requirement”).
(b) If the Borrower fails to comply with the Loan to Value Requirement, until the 60th day immediately following the date the Borrower and the Lenders receive an Appraisal with respect to the Specified Fixed Asset Collateral, the Borrower shall have the right to issue Permitted Borrower Cure Security for cash or otherwise receive cash contributions to the capital of the Borrower (the “Borrower Equity Cure Right”).
(c) So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, the Borrower will (i) not declare or pay any dividend or other distribution, direct or indirect, on account of any Permitted Borrower Cure Security, now or hereafter outstanding, (ii) not make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Permitted Borrower Cure Security, and (iii) not make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Permitted Borrower Cure Security constituting Subordinated Indebtedness, including any payments or prepayments of principal (including through any redemption, purchase, defeasance, acquisition, or retirement thereof), premium, fees or interest in respect thereof in violation of the subordination provisions thereof or any subordination agreement with respect thereto, except in each case to the extent (A) the Lenders shall have received a new Appraisal since the Appraisal giving rise to the issuance of such Permitted Borrower Cure Security, (B) immediately after the payment otherwise restricted by this subsection (c), the Borrower would be in compliance with Section 6.03(a), (C) the Lenders receive at least ten Business Days prior written notice of such payment, which shall include a certification as to clauses (B) and (D), and (D) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist.
ARTICLE VII
EVENTS OF DEFAULT
Section 7.01 Events of Default. If any of the following Events of Default shall occur and be continuing:
(a) the Borrower shall fail to pay (i) any principal of any Loan or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest on any Loan or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and in the case of this clause (ii) such failure continues for 3 Business Days;

(b) any representation or warranty made or deemed made by or on behalf of (i) any Credit Party or by any officer of the foregoing under or in connection with any Acquisition Document or any Loan Document or under or in connection with any report, certificate, or other document delivered to the Collateral Agent or any Lender pursuant to any Loan Document, or (ii) the Seller under or in connection with any Acquisition shall in any case have been incorrect in any material respect when made or deemed made;
(c) (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 6.01(a)(vi), Section 6.01(d)(i), Section 6.01(o), Section 6.02 or Section 6.03, (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party or any Mortgage to which it is a party, in each case subject to applicable grace or cure periods, if any, or (iii) the Parent Guarantor shall fail to perform or comply with any covenant or agreement contained in any Loan Document to which it is a party, in each case subject to applicable grace or cure periods, if any;
(d) any Credit Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 7.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Credit Party becomes aware of such failure and the date written notice of such default shall have been given by any Lender to such Credit Party;
(e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Contingent Obligation, but excluding the Term Loan) on the scheduled or original due date with respect thereto beyond the period of grace, if any, in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or
(f) the Parent or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Contingent Obligation, but excluding the Parent Guaranty) on the scheduled or original due date with respect thereto beyond the period of grace, if any, in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or result in such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(g) the Parent or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);
(h) any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(i) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Credit Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Credit Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Credit Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;
(j) any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;
(k) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $5,000,000 in the aggregate shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof (subject to deductibles) and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;
(l) any Credit Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Credit Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $5,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Credit Party’s or any of its ERISA Affiliates’ annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $5,000,000;
(m) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Credit Party by the Required Lenders, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $5,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

(n) the Parent or any of its Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect;
(o) a Change of Control shall have occurred; or
(p) any “Event of Default” (or any comparable term) shall have occurred under the Seller Note, the Subordinated Borrower Note or the Subordinated Parent Note;
then, and in any such event, the Required Lenders or any Original Lender may, by notice to the Borrower, (i) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 7.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by the Collateral Agent or any Lender, all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.
ARTICLE VIII
COLLATERAL AGENT
Section 8.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Collateral Agent to perform the duties of the Collateral Agent as set forth in this Agreement including: (i) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (ii) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Collateral Agent of the rights and remedies specifically authorized to be exercised by the Collateral Agent by the terms of this Agreement or any other Loan Document; (iii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document (it being understood that nothing contained herein shall require the Collateral Agent to incur or pay such fees); and (iv) subject to Section 8.03 of this Agreement, to take such action as the Collateral Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to the Collateral Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.
Section 8.02 Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Collateral Agent shall provide to such Lender any documents or reports delivered to the Collateral Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If the Collateral Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Collateral Agent shall send notice thereof to each Lender. The Collateral Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Collateral Agent to act or refrain from acting pursuant hereto.

(b) The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article VIII to the extent provided by the Collateral Agent.
Section 8.03 Rights, Exculpation, Etc. The Collateral Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Collateral Agent (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 10.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Collateral Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Collateral Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.03, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Collateral Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Collateral Agent are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.
Section 8.04 Reliance. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 8.05 Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Collateral Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 8.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Collateral Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.05 shall survive the payment in full of the Loans and the termination of this Agreement.
Section 8.06 Agents Individually. With respect to its Pro Rata Share of the Total Term Loan Commitment hereunder and the Loans made by it, the Collateral Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity as a Lender or one of the Required Lenders. The Collateral Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as the Collateral Agent pursuant hereto without any duty to account to the other Lenders.
Section 8.07 Successor Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) days’ prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.
(b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Loan Documents.
(c) If a successor Collateral Agent shall not have been so appointed within said thirty (30) day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve as the Collateral Agent until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided above.
Section 8.08 Collateral Matters.
(a) The Lenders hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon payment and satisfaction of all Loans and all other Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.08(a).
(b) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 8.08(a)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 8.08(a). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(c) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 8.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.
Section 8.09 Agency for Perfection. The Collateral Agent and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Collateral Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Collateral Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.
ARTICLE IX
GUARANTY
Section 9.01 Guaranty. Each Subsidiary Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent and the Lenders in enforcing any rights under the guaranty set forth in this ARTICLE IX. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Collateral Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower.

Section 9.02 Guaranty Absolute. Each Subsidiary Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent and the Lenders with respect thereto. Each Subsidiary Guarantor agrees that this ARTICLE IX constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Collateral Agent or any Lender to any Collateral. The obligations of each Subsidiary Guarantor under this ARTICLE IX are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this ARTICLE IX shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;
(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d) the existence of any claim, set-off, defense or other right that any Subsidiary Guarantor may have at any time against any Person, including, without limitation, the Collateral Agent or any Lender;
(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or
(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
This ARTICLE IX shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
Section 9.03 Waiver. Each Subsidiary Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE IX and any requirement that the Collateral Agent or the Lenders exhaust any right or take any action against any Loan Party, any other Person or any Collateral, (iii) any right to compel or direct the Collateral Agent or any Lender to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that the Collateral Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Subsidiary Guarantor. Each Subsidiary Guarantor agrees that the Collateral Agent and the Lenders shall have no obligation to marshal any assets in favor of any Subsidiary Guarantor or against, or in payment of, any or all of the Obligations. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 9.03 is knowingly made in contemplation of such benefits. Each Subsidiary Guarantor hereby waives any right to revoke this ARTICLE IX, and acknowledges that this ARTICLE IX is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 9.04 Continuing Guaranty; Assignments. This ARTICLE IX is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE IX and the Final Maturity Date, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Collateral Agent and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 10.07.
Section 9.05 Subrogation. No Subsidiary Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this ARTICLE IX, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE IX shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this ARTICLE IX and the Final Maturity Date, such amount shall be held in trust for the benefit of the Collateral Agent and the Lenders and shall forthwith be paid to the Collateral Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE IX, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE IX thereafter arising. If (i) any Subsidiary Guarantor shall make payment to the Collateral Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE IX shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Collateral Agent and the Lenders will, at such Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Subsidiary Guarantor.
ARTICLE X
MISCELLANEOUS
Section 10.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:
Lion Oil Company
7102 Commerce Way
Brentwood, Tennessee 37027
Attention: Chief Financial Officer
Telephone: 615-771-6071
Telecopier: 615-771-8089
with a copy to:
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attention: Todd J. Rolapp
Telephone: 615-742-6288
Telecopier: 615-742-2788

if to a Lender, to it at its address (or facsimile number) set forth on Schedule 1.01(A) or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto;
if to the Collateral Agent, to it at the following addresses:
Bank Leumi USA
564 Fifth Avenue
New York NY 10036
Attn: Gil Hershman
Fax: 212-626-1072
in each case, with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Lawrence S. Goldberg
Telephone: 212-756-2000
Telecopier: 212-593-5955
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 10.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Collateral Agent or any Lender pursuant to ARTICLE II shall not be effective until received by the Collateral Agent or such Lender.
Section 10.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Term Loan Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of “Required Lenders” or “Pro Rata Share”, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Guarantor, or (vi) amend, modify or waive Section 3.03 or this Section 10.02 of this Agreement, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.
Section 10.03 No Waiver; Remedies, Etc. No failure on the part of the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 10.04 Expenses; Taxes; Attorneys’ Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of the Collateral Agent and each Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Collateral Agent and each Lender, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in Section 6.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Collateral Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Collateral Agent’s or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Collateral Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by the Collateral Agent or any Lender of any advice from professionals with respect to any of the foregoing; provided, however, that the Borrower will not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Lenders (except (i) to the extent that one or more local, foreign or special counsel, in addition to its regular counsel, is reasonably required and (ii) that the fees and expenses of additional counsel of Lenders shall be permitted in the event that counsel to the Lenders advises that there are actual or potential conflicts of interest, including situations in which there are one or more legal defenses available to a Lender that are different from or additional to those available to other Lenders). Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Collateral Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Collateral Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Collateral Agent or any Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Collateral Agent or such Lender incurred in connection therewith shall be reimbursed on demand by the Borrower.
Section 10.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Collateral Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Collateral Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Collateral Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by the Collateral Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and the Lenders under this Section 10.05 are in addition to the other rights and remedies (including other rights of set-off) which the Collateral Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 10.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.07 Assignments and Participations.
(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Collateral Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.
(b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by and, so long as no Default or Event of Default exists, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and not to be required for any assignment by a Lender to (x) a Lender, an Affiliate of a Lender or a Related Fund of a Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment or Loan) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), and (ii) the parties to each such assignment shall execute and deliver to the other Lenders and the Borrower an Assignment and Acceptance, together with any promissory note subject to such assignment. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the other Lenders and the Borrower, (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Collateral Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Collateral Agent to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder, except (A) to the extent such participant is an Affiliate of such Lender, or (B) (1) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (2) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (3) actions directly effecting a release of all or a substantial portion of the Collateral or any Credit Party (except as set forth in Section 8.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.07 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.
(e) Nothing in this Agreement shall prevent or prohibit (i) any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, and (ii) any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder.
Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
Section 10.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 10.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 10.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE COLLATERAL AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COLLATERAL AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.
Section 10.12 Consent by the Collateral Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of the Collateral Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which the Collateral Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Collateral Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.
Section 10.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 10.14 Reinstatement; Certain Payments. If any claim is ever made upon the Collateral Agent or any Lender for repayment or recovery of any amount or amounts received by the Collateral Agent or such Lender in payment or on account of any of the Obligations, the Collateral Agent or such Lender shall give prompt notice of such claim to the Collateral Agent and each Lender and the Borrower, and if the Collateral Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Collateral Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Collateral Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Collateral Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Collateral Agent or such Lender.

Section 10.15 Indemnification; Limitation of Liability for Certain Damages.
(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Collateral Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Collateral Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.
(b) Without limiting Section 10.15(b) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs arising out of a third party claim asserted against an Indemnitee for (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 5.01(q) or the breach of any covenant made by the Loan Parties in Section 6.01(j); provided that the Loan Parties shall not be liable for any portion of any Environmental Liabilities and Costs with respect to an Indemnitee (A) if the same is determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted from such Indemnitee’s gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate (subject to privilege) in the defense thereof (but not to control such defense or the selection of counsel), at its expense (except that the Loan Parties shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower).
(c) No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d) To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 10.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
Section 10.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, shall at all times be ascertained from the records of the Lenders, which shall be conclusive and binding absent manifest error.

Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, the Collateral Agent and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Collateral Agent and each Lender, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Collateral Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 10.07 hereof.
Section 10.18 Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
Section 10.19 Confidentiality. The Collateral Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Credit Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by the Collateral Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 10.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance and effect to this Section 10.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to examiners, auditors or accountants; (vi) in connection with any litigation to which the Collateral Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Borrower.
Section 10.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

LION OIL COMPANY, as the Borrower

By:	/s/ Wallace Moody Name: Wallace Moody
Title: Authorized Signatory

GUARANTORS:

EL DORADO PIPELINE COMPANY, as a Guarantor

By:	/s/ Wallace Moody Name: Wallace Moody
Title: Authorized Signatory

J. CHRISTY CONSTRUCTION CO., INC., as a Guarantor

By:	/s/ Wallace Moody Name: Wallace Moody
Title: Authorized Signatory

LION OIL TRADING & TRANSPORTATION, INC., as a Guarantor

By:	/s/ Wallace Moody Name: Wallace Moody
Title: Authorized Signatory

MAGNOLIA PIPELINE COMPANY, as a Guarantor

By:	/s/ Wallace Moody Name: Wallace Moody
Title: Authorized Signatory
LION OIL COMPANY FINANCING
AGREEMENT

COLLATERAL AGENT AND LENDERS:

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Richard Tripaldi Name: Richard Tripaldi
Title: First Vice President

By:	/s/ Michael Paul

Name: Michael Paul
Title: Senior Vice President

BANK LEUMI USA, as the Collateral Agent and a Lender

By:	/s/ Gil Hershman Name: Gil Hershman
Title: Vice President

By:	/s/ Michaela Klein Name: Michaela Klein
Title: Senior Vice President

BANK HAPAOLIM B.M., as a Lender

By:	/s/ Lee Stenner Name: Lee Stenner
Title: Senior Vice President

By:	/s/ Maxine Levy Name: Maxine Levy
Title: First Vice President
LION OIL COMPANY FINANCING
AGREEMENT

Schedule 1.01(A)
Lender’s Commitments

		Amount of Term
Lender	Address for Notices	Loan Commitment

Bank Hapoalim B.M.	1177 Avenue of the Americas New York, NY 10036 Attn: Maxine Levy Fax: 212-782-2141	$33,333,333.34

Bank Leumi USA	564 Fifth Avenue New York NY 10036 Attn: Gil Hershman Fax: 212-626-1072	$33,333,333.33

Israel Discount Bank of New York	511 Fifth Avenue New York NY 10017 Attn: Roy Nachimzon Fax: 212-551-8259	$33,333,333.33

- i -

Schedule 5.01(e)
Capitalization; Subsidiaries
5.01(e)(i)
The authorized capital stock of the Borrower consists solely of 12,000,000 shares of common stock, par value $0.10 per share.

% of
Stockholders:	Ownership	Ownership
Delek US Holdings, Inc.	7,317,242	88.25%
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TOTAL	8,291,442	100.00%

5.01(e)(ii)

	Jurisdiction			Percentage of
	of		Number of	Outstanding		Certificate
Loan Party	Incorporation	Owner	Shares	Shares	Class	Number
Lion Oil Trading & Transportation, Inc.	Arkansas	Lion Oil Company	100	100	Common	1
El Dorado Pipeline Company	Arkansas	Lion Oil Company	100	100	Common	1
Magnolia Pipeline Company	Arkansas	Lion Oil Company	100	100	Common	2
J. Christy Construction Co., Inc.	Arkansas	Lion Oil Company	100	100	Common	2

2

Schedule 5.01(f)
Litigation; Commercial Tort Claims
5.01(f)(i)
None.
5.01(f)(ii)
None.

Schedule 5.01(o)
Real Property

	Company	Owned Location

1.	Lion Oil Company	El Dorado Refinery 1000 McHenry El Dorado, AR

2.	Lion Oil Company	Truck Loading Rack Hinson Road El Dorado, AR

3.	Lion Oil Company	Record Storage Building Hillsboro and South West Avenue El Dorado, AR

4.	Lion Oil Company	Repair and Maintenance Shop 828 Robert E. Lee, El Dorado, AR

5.	Lion Oil Company	Picnic Grounds Calion Road El Dorado, AR

6.	Lion Oil Company	Part of NW SW 32-17-15 El Dorado, AR

7.	Lion Oil Company	Lot 10, Bl. 3, Craig’s El Dorado, AR

8.	Lion Oil Company	Lot 7, Bl. 4, Craig’s El Dorado, AR

9.	Lion Oil Company	Lots 8 & 9, Bl. 8, Craig’s El Dorado, AR

10.	Lion Oil Company	Lots 1 & 2, Bl. 12, Craig’s El Dorado, AR

11.	Lion Oil Company	Lot 12, Bl. 8 Craig’s, El Dorado, AR

12.	Lion Oil Company	Lot 2, Bl. 7, Craig’s El Dorado, AR

13.	Lion Oil Company	Lot 3, Bl. 5, Craig’s El Dorado, AR

	Company	Owned Location

14.	Lion Oil Company	Lot 17, Bl 4, Craig’s El Dorado, AR

15.	Lion Oil Company	Lot 4, Bl. 4, Craig’s El Dorado, AR

16.	Lion Oil Company	Lot 12 & N/2 Lot 11, Bl. 3, Craig’s El Dorado, AR

17.	Lion Oil Company	14 acres on Hinson Road El Dorado, AR

18.	Lion Oil Company	Lots 1 & 2, Bl. 6, Craig’s El Dorado, AR

19.	Lion Oil Company	Lots 1, 2, 3, 4 & 5, Bl. 3, Craig’s West End Add. El Dorado, AR

20.	Lion Oil Company	Lot 2, Bl. 2, Craig’s West End El Dorado, AR

21.	Lion Oil Company	Lot 8, Bl. 3, Craig’s West End El Dorado, AR

22.	Lion Oil Company	Lots 9 & 10, Bl. 5, Craig’s El Dorado, AR

23.	Lion Oil Company	Lot 14, Bl. 6, Cornish SD El Dorado, AR

24.	Lion Oil Company	Lots 3 & 4, Bl. 2, Craig’s El Dorado, AR

25.	Lion Oil Company	Lot 11, Bl. 2, Craig’s El Dorado, AR

26.	Lion Oil Company	Lots 11, 12, 13, 17 & 18, Block F College Subdivision El Dorado, AR

27.	Lion Oil Company	Lot 13, Bl. 6, Cornish El Dorado, AR

28.	Lion Oil Company	Lot 13, Bl. 2, Craig’s West End Addition El Dorado, AR

29.	Lion Oil Company	Lot 10, Bl. 6, Craig’s West End Addition El Dorado, AR

2

	Company	Owned Location

30.	Lion Oil Company	Lot 5, Bl. 4, Craig’s El Dorado, AR

31.	Lion Oil Company	Lots 13 & 14, Bl. 8, Craig’s El Dorado, AR

32.	Lion Oil Company	Lot 6, Bl. 9, Craig’s El Dorado, AR

33.	Lion Oil Company	W/2 Lots 13 & 14, Bl. 5, Craig’s El Dorado, AR

34.	Lion Oil Company	Lot 7, Bl. 7 Cornish, El Dorado, AR

35.	Lion Oil Company	Lot 8, Bl. 6, Craig’s El Dorado, AR

36.	Lion Oil Company	Lot 19, Bl. F, College SD El Dorado, AR

37.	Lion Oil Company	Lots 6 & 7, Bl. 5, Craig’s West End Addition El Dorado, AR

38.	Lion Oil Company	Lot 13 & S. 40 ft. of Lot 14, Bl. 3, Craig’s West End Addition El Dorado, AR

39.	Lion Oil Company	Lot 16, Bl. 4, Craig’s West End Addition El Dorado, AR

40.	Lion Oil Company	Lots 9, 10, 11, 12, 13 & 14, Bl. 7, Cornish El Dorado, AR

41.	Lion Oil Company	Beginning at the SW corner of Lot 14, Bl. 7, Cornish, and run thence N. 50 ft. to the NW corner of Lot 14; thence W. to the E. line of the Old El Dorado — Three Creek Road; thence in a southwesterly direction along the East line of said road to a point due W. of the SW corner of Lot 14; thence E. to the point of beginning

42.	Lion Oil Company	Lots 3 & 4, Bl. 6, Cornish El Dorado, AR

43.	Lion Oil Company	Lot 7, Bl. 3, Craig’s West End Addition El Dorado, AR

44.	Lion Oil Company	Lots 13 & 14, Bl. 7, Craig’s West End Addition El Dorado, AR

3

	Company	Owned Location

45.	Lion Oil Company	Lots 3, 4, 5, 6 & 7, Bl. 12, Craig’s West End Addition El Dorado, AR

46.	Lion Oil Company	Lots 11 & 12, Bl. 6, Cornish El Dorado, AR

47.	Lion Oil Company	Commencing at the SE corner of the NE quarter of the Northwest quarter of Sec. 32, Township 17 S., Range 15 W., run N. 235 ft. to the point of beginning; thence N. 175 ft. to the S. line of El Dorado — Three Creeks Road, now known as W. Second St.; thence S. 61 degs. W. along said line 130.0 ft.; thence S. 29 degs. E. 151.0 ft.; thence north 63 degs. 36 mins. E. 45.2 ft. to the point of beginning

48.	Lion Oil Company	Commencing at the NW corner of the SW quarter of the NW quarter of Sec. 32, Township 17 S., Range 15 W. and thence S. 88 degs. 48 mins. E. 495.90 ft. along the N. line of said forty; thence S. 0 degree, 19 mins. W. 330.60 ft. for a point of beginning; thence S. 44 degs. 09 mins. E. 235.83 ft.; then S. 0 degree 15 mins. W. 165.60 ft.; thence S. 57 degs. 46 mins. E. 389.06 ft.; thence S. 25 degs. 50 mins. W. 215.65 ft. to the N. right-of-way line of Highway 15; thence S. 73 degs. 57 mins. 19 secs. W. 233.86 ft. along said right-of-way line; thence N. 8 degs. 27 mins. 50 secs. W. 84.81 ft.; thence W. 150 ft.; thence N. 0 deg. 54 mins. 40 secs. W. 717.30 ft. to the point of beginning

49.	Lion Oil Company	Lot 16 & N. 10 ft. of Lot 15, Bl. 3, Craig’s West End Addition El Dorado, AR

50.	Lion Oil Company	Lot 1, Bl. 5, Craig’s West End Addition El Dorado, AR

51.	Lion Oil Company	Lots 9 & 10, Bl. 6, Cornish El Dorado, AR

52.	Lion Oil Company	Commencing at NW corner of SE quarter of NW quarter of Sec. 32, Township 17 S., Range 15 W. and run S. 00 deg. 58 mins. E. 230.0 ft.; thence S. 89 deg. 40 mins. E. 450.0 to the W. side of W. Second St.; thence N. 25 degs. 59 mins. E. along said side 198.3 ft. to the point of beginning; thence N. 35 degs. 31 mins. E. along the W. side of said street 21.2 ft.; thence N. 28 degs. 17 mins. W. 141.2 ft.; thence S. 77 degs. 05 mins. W. 38.5 ft.; thence S. 00 degs. 58 mins. E. 133.04 ft.; thence E. 89.9 ft. to the point of beginning

53.	Lion Oil Company	Commencing at NW corner of SE quarter of NW quarter of Sec. 32, Township 17 S., Range 15 W. and run S. 00 degs. 58 mins. E. 230.0 ft.; thence S. 89 degs. 40 mins. E. 450.0 ft. to the point of beginning; thence N. 25 degs. 59 mins. E. along the W. side of W. Second St. 198.3 ft.; thence W. 89.9 ft.; thence S. 00 degs. 58 mins. E. 178.26 ft. to the point of beginning

4

	Company	Owned Location

54.	Lion Oil Company	The W. 100 ft. of Lot 18, Bl. 3, Craig’s West End Addition El Dorado, AR

55.	Lion Oil Company	Lot 6, Bl. 8, Craig’s West End Addition El Dorado, AR

56.	Lion Oil Company	The E. 72 ft. of Lot 18, Bl. 3, Craig’s West End Addition El Dorado, AR

57.	Lion Oil Company	Lot 6, Bl. 3, Craig’s West End Addition El Dorado, AR

58.	Lion Oil Company	Lot 1, Bl. 7, Craig’s West End Addition El Dorado, AR

59.	Lion Oil Company	The W. 46 2/3 ft. of Lots 8 & 9, Bl. 6, Craig’s West End Addition El Dorado, AR

60.	Lion Oil Company	Lots 1 & 2, Bl. 6, Cornish El Dorado, AR

61.	Lion Oil Company	Lot 6, Bl. 4, Craig’s West End Addition El Dorado, AR

62.	Lion Oil Company	Lots 4 & 5, Bl. 5, Craig’s West End Addition El Dorado, AR

63.	Lion Oil Company	Memphis Terminal 1023 Riverside Boulevard Memphis, TN

64.	Lion Oil Company	Memphis Terminal 7.4633 acre tract in Memphis

65.	Lion Oil Company	Nashville Terminal 90 Van Buren Street Nashville, TN

66.	J. Christy Construction Co.	J. Christy Construction Co., Inc. Offices 1333 Robert E. Lee El Dorado, AR

67.	Lion Oil Trading and Transportation, Inc.	Smackover (aka Sims) Pump Station 38 acres more or less Miller County Rd. Union County, AR

5

	Company	Owned Location

68.	Lion Oil Trading and Transportation, Inc.	Midway Pump Station 2 acres more or less Union County, AR

69.	Lion Oil Trading and Transportation, Inc.	Magnolia Pump Station 48.42 acres more or less Columbia County, AR

70.	Lion Oil Trading and Transportation, Inc.	Louann Pump Station Ouachita County, AR

71.	Lion Oil Trading and Transportation, Inc.	Sohio Station 12.5 acres Columbia County, AR

72.	Magnolia Pipeline Company	Haynesville Station 3 acres more or less 10630 Highway 79 Claiborne Parish, LA

73.	Magnolia Pipeline Company	Weller Station 21 acres more or less 2311 Highway 534 Homer, LA

74.	Lion Oil Company	Perry Tank Farm 4021 Calion Highway Union County, AR

75.	Lion Oil Trading and Transportation, Inc.	Constantine Tank Farm 72 acres more or less Shuler Rd. Union County, AR

76.	Lion Oil Trading and Transportation, Inc.	Champagnolle Landing Property 45.8 acres more or less Union County, AR

77.	Lion Oil Trading and Transportation, Inc.	American (Amoco) Tank Farm 30 acres more or less El Dorado Industrial Park El Dorado, AR

78.	El Dorado Pipeline Company	13.22 acre plot in Columbia County conveyed by special warranty deed

6

	Company	Owned Location

79.	El Dorado Pipeline Company	5 acre plot in Columbia County conveyed by special warranty deed

80.	El Dorado Pipeline Company	Pipeline system conveyed by quitclaim in Union County, AR

81.	El Dorado Pipeline Company	Pipeline system conveyed by quitclaim in Columbia County, AR

82.	Magnolia Pipeline Company	Pipeline from Finney to Haynesville

83.	Lion Oil Company	Real property related to the pipeline gathering system located in Columbia, Nevada, and Ouachita Counties, AR
Leased Real Property

	Company	Leased Locations

1.	Lion Oil Trading and Transportation, Inc.	Offices and Parking 1001 School Street El Dorado, AR

2.	Lion Oil Company	Office Space in Regions Bank Building 100 East Peach Street El Dorado, AR

3.	Lion Oil Company	0.413 acres adjacent to Trinity Asphalt’s property in Rusk County, TX

4.	Lion Oil Company	0.3 acres related to three leased storage tanks , related truck scales and hot oil heater in Rusk County, TX

5.	Lion Oil Company	2501 Port Place Muskogee, OK

6.	Lion Oil Company	0.32 acres known as Tract 3 in El Dorado, AR

7

	Company	Leased Locations

Lion Oil Trading & Transportation, Inc., El Dorado Pipeline Company, and Magnolia Pipeline Company have a large number of leases and easements pertaining to rights-of way and pump stations within the crude oil gathering system. Most of the leased pump stations are at remote gathering points and truck unloading sites throughout the gathering system. The sites include:

7.		Fouke Station, near Fouke, AR

8.		Spirit Lake, near Garland City, AR

9.		Rook Station, near Lewisville, AR

10.		Buckner Station, near Buckner, AR

11.		Tank 435 at Magnolia Station Columbia County, AR

12.		Colquitt Truck Storage, near Colquitt, LA

13.		Colquitt Storage, near Colquitt, LA

14.		Tank 369, near Stephens, AR

15.		Tank 370, near Stephens, AR

16.		Pace City Storage, near Pace City, AR

17.		Sandy Bend Storage, near Strong, AR

18.		Urbana Storage, near Urbana, AR

19.		Like Creek Storage, near the Ouachita River Bridge on U.S. Highway 63, Union County, AR

20.		Battery 2 Storage, west of El Dorado, AR

21.		Battery 3 Storage, west of El Dorado, AR

8

	Company	Leased Locations

22.		Caddo Fee Storage, east of El Dorado, AR

23.		Modesette Storage, east of El Dorado, AR

24.		Big Heart Shuler Storage, west of El Dorado, AR

25.		Lion Shuler Pump Station, west of El Dorado, AR

26.	Lion Oil Company	Reactor Storage (FCC Reactor) at the storage facility near Heater Specialists, Inc.

27.	Lion Oil Company	Easement from Lion Oil Company to TE Products Pipeline Company, LLC for below ground pipeline at Memphis Terminal, dated Nov. 20, 2008

28.	Lion Oil Company	Easement and right-of-way granted from ExxonMobil Refining and Supply Company to Lion Oil Company, allowing Lion Oil Company to move underground pipelines above ground, crossing ExxonMobil’s roadway at Memphis Terminal, pursuant to Easement Agreement dated May 19, 2003

29.	Lion Oil Company	License for overhead truss from BNSF Railway Company to Lion Oil Company for the Memphis Terminal, dated Nov. 28, 2007

30.	Lion Oil Company	License for overhead truss from Burlington North & Santa Fe Railway Company to Lion Oil Company, made Apr. 1, 2001, effective Mar. 27, 2002

31.	Lion Oil Company	Site Access License from ExxonMobil Corporation to Lion Oil Company to perform environmental investigations and remediation work at the Memphis Terminal, dated Oct. 1, 2001

32.	Lion Oil Company	Site Access License from Lion Oil Company to ExxonMobil Corporation to perform environmental investigations and remediation work at the Memphis Terminal, dated Oct. 1, 2001

33.	Lion Oil Company	Sewer easement at Memphis Terminal

34.	Lion Oil Company	Pipeline Easement at Nashville Terminal granted originally from W.G. Bush to Apex Oil in Mar. 1936; transferred from Apex Oil to Monsanto to Tosco to Lion and made permanent in 1989 by an agreement with Signal Mountain Cement Company

35.	Lion Oil Company	Easement at Nashville Terminal from the Metropolitan Government of Nashville and Davidson County to Lion Oil Company, dated Jan. 9, 2009

9

	Company	Leased Locations

36.	Lion Oil Company	Easement from Lion Oil Company to Entergy Arkansas, Inc. and Easement from Entergy Arkansas, Inc. to Lion Oil Company, both unexecuted, for a property “swap” adjacent to the El Dorado Refinery and to the Entergy substation. Substation upgrade was completed in 2004 even though documents remain unsigned.

37.	Lion Oil Company	0.08 acres at El Dorado Airport

38.	Lion Oil Trading & Transportation, Inc.	Land at the Downtown Airport, Union County, Arkansas

39.	Lion Oil Trading & Transportation, Inc.	El Dorado Pipeline Offices El Dorado, AR

40.	Magnolia Pipeline Company	Senior Pump Station 2040 Doc Steed Rd. Minden, LA

41.	Magnolia Pipeline Company	Finney Pump Station 11705 Ellerbe Road Shreveport, LA

10

Schedule 5.01(q)
Environmental Matters
1.	**********
2.	**********

3.	**********
4.	Changes in Department of Transportation (DOT) pipeline regulations could subject certain un-regulated facilities in the Lion Oil Trading & Transportation system to DOT regulation in the future.
5.	**********
6.	**********
7.	**********
8.	**********

2

9.	**********
10.	**********
11.	**********
12.	**********

3

13.	**********
14.	**********
15.	Global Settlement Consent Decree signed by Lion Oil Company on 01/22/2003.
16.	Notice of Violation of NPDES Permit #TN0067288 dated 01/25/10, issued to Lion’s Memphis Terminal for failure to file Discharge Monitoring Reports.

17.	Environmental Protection Agency Stipulated Penalties.

4

18.	**********
19.	**********
20.	**********
21.	**********
22.	**********

5

23.	**********
24.	**********
25.	**********

6

26.	**********
27.	**********

28.	Global Settlement Consent Decree signed by Lion Oil Company on 01/22/2003.
29.	Notice of Violation of NPDES Permit #TN0067288 dated 01/25/10, issued to Lion’s Memphis Terminal for failure to file Discharge Monitoring Reports.

30.	**********
31.	**********
32.	**********
33.	**********
34.	***********
35.	**********

7

36.	**********

8

37.	**********
38.	**********
39.	**********
40.	**********
41.	**********
42.	**********

9

43.	**********
44.	**********
45.
McMurrian vs. Lion Oil Company, et al. Cause No. CIV-2001-213, Circuit Court, Union County, Arkansas. This litigation has been pending for almost ten years. It involves a claim for environmental damage to real property from the crude oil operations that were conducted on the property. Lion’s sole involvement with the litigation is as the first purchaser of the crude oil production. The judge has denied Lion’s Motion for Summary Judgment. The matter is set for trial in November 2011.

10

Schedule 6.01(o)
Post Closing Matters
I. Insurance
Within 5 days after the Effective Date, deliver to the Collateral Agent and the Lenders evidence of renewals, extensions or replacements of the Borrower’s and its Subsidiaries’ property insurance, in form and substance satisfactory to the Collateral Agent and the Lenders.
II. Owned Real Property
With respect to each of the Owned Real Properties listed below (other than Owned Real Properties where the Required Lenders agree the cost, burden or consequences of obtaining or perfecting a security interest in such assets is excessive in relation to the value afforded thereby), Borrower, at its sole cost and expense must provide the following items within 90 days of the Effective Date: (i) a duly executed Mortgage in recordable form with respect to such real property and related assets; (ii) a Title Insurance Policy; (iii) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and the Required Lenders; (iv) Local Counsel Mortgage Enforceability opinions; (v) Evidence of Flood Insurance/Flood Certificates that meet the insurance requirements set forth in the Credit Agreement; (vi) Appraisals; (vii) PZR Reports; and (viii) such other documents or instruments as the Collateral Agent may reasonably require with respect to such owned real property.

	Company	Owned Location

1.	Lion Oil Company	El Dorado Refinery 1000 McHenry El Dorado, AR

2.	Lion Oil Company	Truck Loading Rack Hinson Road El Dorado, AR

3.	Lion Oil Company	Record Storage Building Hillsboro and South West Avenue El Dorado, AR

4.	Lion Oil Company	Repair and Maintenance Shop 828 Robert E. Lee, El Dorado, AR

5.	Lion Oil Company	Picnic Grounds Calion Road El Dorado, AR

6.	Lion Oil Company	Part of NW SW 32-17-15 El Dorado, AR

7.	Lion Oil Company	Lot 10, Bl. 3, Craig’s El Dorado, AR

8.	Lion Oil Company	Lot 7, Bl. 4, Craig’s El Dorado, AR

- i -

	Company	Owned Location

9.	Lion Oil Company	Lots 8 & 9, Bl. 8, Craig’s El Dorado, AR

10.	Lion Oil Company	Lots 1 & 2, Bl. 12, Craig’s El Dorado, AR

11.	Lion Oil Company	Lot 12, Bl. 8 Craig’s, El Dorado, AR

12.	Lion Oil Company	Lot 2, Bl. 7, Craig’s El Dorado, AR

13.	Lion Oil Company	Lot 3, Bl. 5, Craig’s El Dorado, AR

14.	Lion Oil Company	Lot 17, Bl 4, Craig’s El Dorado, AR

15.	Lion Oil Company	Lot 4, Bl. 4, Craig’s El Dorado, AR

16.	Lion Oil Company	Lot 12 & N/2 Lot 11, Bl. 3, Craig’s El Dorado, AR

17.	Lion Oil Company	14 acres on Hinson Road El Dorado, AR

18.	Lion Oil Company	Lots 1 & 2, Bl. 6, Craig’s El Dorado, AR

19.	Lion Oil Company	Lots 1, 2, 3, 4 & 5, Bl. 3, Craig’s West End Add. El Dorado, AR

20.	Lion Oil Company	Lot 2, Bl. 2, Craig’s West End El Dorado, AR

21.	Lion Oil Company	Lot 8, Bl. 3, Craig’s West End El Dorado, AR

22.	Lion Oil Company	Lots 9 & 10, Bl. 5, Craig’s El Dorado, AR

23.	Lion Oil Company	Lot 14, Bl. 6, Cornish SD El Dorado, AR

24.	Lion Oil Company	Lots 3 & 4, Bl. 2, Craig’s El Dorado, AR

25.	Lion Oil Company	Lot 11, Bl. 2, Craig’s El Dorado, AR

- ii -

	Company	Owned Location

26.	Lion Oil Company	Lots 11, 12, 13, 17 & 18, Block F College Subdivision El Dorado, AR

27.	Lion Oil Company	Lot 13, Bl. 6, Cornish El Dorado, AR

28.	Lion Oil Company	Lot 13, Bl. 2, Craig’s West End Addition El Dorado, AR

29.	Lion Oil Company	Lot 10, Bl. 6, Craig’s West End Addition El Dorado, AR

30.	Lion Oil Company	Lot 5, Bl. 4, Craig’s El Dorado, AR

31.	Lion Oil Company	Lots 13 & 14, Bl. 8, Craig’s El Dorado, AR

32.	Lion Oil Company	Lot 6, Bl. 9, Craig’s El Dorado, AR

33.	Lion Oil Company	W/2 Lots 13 & 14, Bl. 5, Craig’s El Dorado, AR

34.	Lion Oil Company	Lot 7, Bl. 7 Cornish, El Dorado, AR

35.	Lion Oil Company	Lot 8, Bl. 6, Craig’s El Dorado, AR

36.	Lion Oil Company	Lot 19, Bl. F, College SD El Dorado, AR

37.	Lion Oil Company	Lots 6 & 7, Bl. 5, Craig’s West End Addition El Dorado, AR

38.	Lion Oil Company	Lot 13 & S. 40 ft. of Lot 14, Bl. 3, Craig’s West End Addition El Dorado, AR

39.	Lion Oil Company	Lot 16, Bl. 4, Craig’s West End Addition El Dorado, AR

40.	Lion Oil Company	Lots 9, 10, 11, 12, 13 & 14, Bl. 7, Cornish El Dorado, AR

41.	Lion Oil Company	Beginning at the SW corner of Lot 14, Bl. 7, Cornish, and run thence N. 50 ft. to the NW corner of Lot 14; thence W. to the E. line of the Old El Dorado — Three Creek Road; thence in a southwesterly direction along the East line of said road to a point due W. of the SW corner of Lot 14; thence E. to the point of beginning

- iii -

	Company	Owned Location

42.	Lion Oil Company	Lots 3 & 4, Bl. 6, Cornish El Dorado, AR

43.	Lion Oil Company	Lot 7, Bl. 3, Craig’s West End Addition El Dorado, AR

44.	Lion Oil Company	Lots 13 & 14, Bl. 7, Craig’s West End Addition El Dorado, AR

45.	Lion Oil Company	Lots 3, 4, 5, 6 & 7, Bl. 12, Craig’s West End Addition El Dorado, AR

46.	Lion Oil Company	Lots 11 & 12, Bl. 6, Cornish El Dorado, AR

47.	Lion Oil Company	Commencing at the SE corner of the NE quarter of the Northwest quarter of Sec. 32, Township 17 S., Range 15 W., run N. 235 ft. to the point of beginning; thence N. 175 ft. to the S. line of El Dorado — Three Creeks Road, now known as W. Second St.; thence S. 61 degs. W. along said line 130.0 ft.; thence S. 29 degs. E. 151.0 ft.; thence north 63 degs. 36 mins. E. 45.2 ft. to the point of beginning

48.	Lion Oil Company	Commencing at the NW corner of the SW quarter of the NW quarter of Sec. 32, Township 17 S., Range 15 W. and thence S. 88 degs. 48 mins. E. 495.90 ft. along the N. line of said forty; thence S. 0 degree, 19 mins. W. 330.60 ft. for a point of beginning; thence S. 44 degs. 09 mins. E. 235.83 ft.; then S. 0 degree 15 mins. W. 165.60 ft.; thence S. 57 degs. 46 mins. E. 389.06 ft.; thence S. 25 degs. 50 mins. W. 215.65 ft. to the N. right-of-way line of Highway 15; thence S. 73 degs. 57 mins. 19 secs. W. 233.86 ft. along said right-of-way line; thence N. 8 degs. 27 mins. 50 secs. W. 84.81 ft.; thence W. 150 ft.; thence N. 0 deg. 54 mins. 40 secs. W. 717.30 ft. to the point of beginning

49.	Lion Oil Company	Lot 16 & N. 10 ft. of Lot 15, Bl. 3, Craig’s West End Addition El Dorado, AR

50.	Lion Oil Company	Lot 1, Bl. 5, Craig’s West End Addition El Dorado, AR

51.	Lion Oil Company	Lots 9 & 10, Bl. 6, Cornish El Dorado, AR

52.	Lion Oil Company	Commencing at NW corner of SE quarter of NW quarter of Sec. 32, Township 17 S., Range 15 W. and run S. 00 deg. 58 mins. E. 230.0 ft.; thence S. 89 deg. 40 mins. E. 450.0 to the W. side of W. Second St.; thence N. 25 degs. 59 mins. E. along said side 198.3 ft. to the point of beginning; thence N. 35 degs. 31 mins. E. along the W. side of said street 21.2 ft.; thence N. 28 degs. 17 mins. W. 141.2 ft.; thence S. 77 degs. 05 mins. W. 38.5 ft.; thence S. 00 degs. 58 mins. E. 133.04 ft.; thence E. 89.9 ft. to the point of beginning

- iv -

	Company	Owned Location

53.	Lion Oil Company	Commencing at NW corner of SE quarter of NW quarter of Sec. 32, Township 17 S., Range 15 W. and run S. 00 degs. 58 mins. E. 230.0 ft.; thence S. 89 degs. 40 mins. E. 450.0 ft. to the point of beginning; thence N. 25 degs. 59 mins. E. along the W. side of W. Second St. 198.3 ft.; thence W. 89.9 ft.; thence S. 00 degs. 58 mins. E. 178.26 ft. to the point of beginning

54.	Lion Oil Company	The W. 100 ft. of Lot 18, Bl. 3, Craig’s West End Addition El Dorado, AR

55.	Lion Oil Company	Lot 6, Bl. 8, Craig’s West End Addition El Dorado, AR

56.	Lion Oil Company	The E. 72 ft. of Lot 18, Bl. 3, Craig’s West End Addition El Dorado, AR

57.	Lion Oil Company	Lot 6, Bl. 3, Craig’s West End Addition El Dorado, AR

58.	Lion Oil Company	Lot 1, Bl. 7, Craig’s West End Addition El Dorado, AR

59.	Lion Oil Company	The W. 46 2/3 ft. of Lots 8 & 9, Bl. 6, Craig’s West End Addition El Dorado, AR

60.	Lion Oil Company	Lots 1 & 2, Bl. 6, Cornish El Dorado, AR

61.	Lion Oil Company	Lot 6, Bl. 4, Craig’s West End Addition El Dorado, AR

62.	Lion Oil Company	Lots 4 & 5, Bl. 5, Craig’s West End Addition El Dorado, AR

63.	Lion Oil Company	Memphis Terminal 1023 Riverside Boulevard Memphis, TN

64.	Lion Oil Company	Memphis Terminal 7.4633 acre tract in Memphis

65.	Lion Oil Company	Nashville Terminal 90 Van Buren Street Nashville, TN

66.	J. Christy Construction Co.	J. Christy Construction Co., Inc. Offices 1333 Robert E. Lee El Dorado, AR

- v -

	Company	Owned Location

67.	Lion Oil Trading and Transportation, Inc.	Smackover (aka Sims) Pump Station 38 acres more or less Miller County Rd. Union County, AR

68.	Lion Oil Trading and Transportation, Inc.	Midway Pump Station 2 acres more or less Union County, AR

69.	Lion Oil Trading and Transportation, Inc.	Magnolia Pump Station 48.42 acres more or less Columbia County, AR

70.	Lion Oil Trading and Transportation, Inc.	Louann Pump Station Ouachita County, AR

71.	Lion Oil Trading and Transportation, Inc.	Sohio Station 12.5 acres Columbia County, AR

72.	Magnolia Pipeline Company	Haynesville Station 3 acres more or less 10630 Highway 79 Claiborne Parish, LA

73.	Magnolia Pipeline Company	Weller Station 21 acres more or less 2311 Highway 534 Homer, LA

74.	Lion Oil Company	Perry Tank Farm 4021 Calion Highway Union County, AR

75.	Lion Oil Trading and Transportation, Inc.	Constantine Tank Farm 72 acres more or less Shuler Rd. Union County, AR

76.	Lion Oil Trading and Transportation, Inc.	Champagnolle Landing Property 45.8 acres more or less Union County, AR

77.	Lion Oil Trading and Transportation, Inc.	American (Amoco) Tank Farm 30 acres more or less El Dorado Industrial Park El Dorado, AR

- vi -

	Company	Owned Location

78.	El Dorado Pipeline Company	13.22 acre plot in Columbia County conveyed by special warranty deed

79.	El Dorado Pipeline Company	5 acre plot in Columbia County conveyed by special warranty deed

80.	El Dorado Pipeline Company	Pipeline system conveyed by quitclaim in Union County, AR

81.	El Dorado Pipeline Company	Pipeline system conveyed by quitclaim in Columbia County, AR

82.	Magnolia Pipeline Company	Pipeline from Finney to Haynesville

83.	Lion Oil Company	Real property related to the pipeline gathering system located in Columbia, Nevada, and Ouachita Counties, AR
III. Leased Real Property
With respect to the Leased Real Property listed below, Borrower, at its sole cost and expense must provide the following items within 90 days of the Effective Date (subject to Borrower using commercially reasonable efforts to obtain any required landlord consents so long as the aggregate value of the leasehold interest for which no landlord consent has been received does not exceed $20,000,000): (i) a Leasehold Mortgage with respect to such leased property and related assets duly executed and in recordable form ; (ii) a Leasehold Title Insurance Policy; (iii) Local Counsel Leasehold Mortgage Enforceability opinions; (iv) a certified copy of the lease between the landlord and such Borrower with respect to the real property, (v) a subordination, attornment and non-disturbance agreement between the landlord (and any fee mortgagee, if requested by the Collateral Agent or the Required Lenders) with respect to such real property and the Collateral Agent, and (vi) such other documents or instruments (including guarantees) as the Collateral Agent or the Required Lenders may reasonably require with respect to such leasehold property.

	Company	Leased Locations

1.	Lion Oil Trading and Transportation, Inc.	Offices and Parking 1001 School Street El Dorado, AR

2.	Lion Oil Company	Office Space in Regions Bank Building 100 East Peach Street El Dorado, AR

3.	Lion Oil Company	0.413 acres adjacent to Trinity Asphalt’s property in Rusk County, TX

- vii -

	Company	Leased Locations

4.	Lion Oil Company	0.3 acres related to three leased storage tanks , related truck scales and hot oil heater in Rusk County, TX

5.	Lion Oil Company	2501 Port Place Muskogee, OK

6.	Lion Oil Company	0.32 acres known as Tract 3 in El Dorado, AR

Lion Oil Trading & Transportation, Inc., El Dorado Pipeline Company, and Magnolia Pipeline Company have a large number of leases and easements pertaining to rights-of way and pump stations within the crude oil gathering system. Most of the leased pump stations are at remote gathering points and truck unloading sites throughout the gathering system. The sites include:

7.	Lion Oil Company	Fouke Station, near Fouke, AR

8.	Lion Oil Company	Spirit Lake, near Garland City, AR

9.	Lion Oil Company	Rook Station, near Lewisville, AR

10.	Lion Oil Company	Buckner Station, near Buckner, AR

11.	Lion Oil Company	Tank 435 at Magnolia Station Columbia County, AR

12.	Lion Oil Company	Colquitt Truck Storage, near Colquitt, LA

13.	Lion Oil Company	Colquitt Storage, near Colquitt, LA

14.	Lion Oil Company	Tank 369, near Stephens, AR

15.	Lion Oil Company	Tank 370, near Stephens, AR

16.	Lion Oil Company	Pace City Storage, near Pace City, AR

17.	Lion Oil Company	Sandy Bend Storage, near Strong, AR

18.	Lion Oil Company	Urbana Storage, near Urbana, AR

- viii -

	Company	Leased Locations

19.	Lion Oil Company	Like Creek Storage, near the Ouachita River Bridge on U.S. Highway 63, Union County, AR

20.	Lion Oil Company	Battery 2 Storage, west of El Dorado, AR

21.	Lion Oil Company	Battery 3 Storage, west of El Dorado, AR

22.	Lion Oil Company	Caddo Fee Storage, east of El Dorado, AR

23.	Lion Oil Company	Modesette Storage, east of El Dorado, AR

24.	Lion Oil Company	Big Heart Shuler Storage, west of El Dorado, AR

25.	Lion Oil Company	Lion Shuler Pump Station, west of El Dorado, AR

26.	Lion Oil Company	Reactor Storage (FCC Reactor) at the storage facility near Heater Specialists, Inc.

27.	Lion Oil Company	Easement from Lion Oil Company to TE Products Pipeline Company, LLC for below ground pipeline at Memphis Terminal, dated Nov. 20, 2008

28.	Lion Oil Company	Easement and right-of-way granted from ExxonMobil Refining and Supply Company to Lion Oil Company, allowing Lion Oil Company to move underground pipelines above ground, crossing ExxonMobil’s roadway at Memphis Terminal, pursuant to Easement Agreement dated May 19, 2003

29.	Lion Oil Company	License for overhead truss from BNSF Railway Company to Lion Oil Company for the Memphis Terminal, dated Nov. 28, 2007

30.	Lion Oil Company	License for overhead truss from Burlington North & Santa Fe Railway Company to Lion Oil Company, made Apr. 1, 2001, effective Mar. 27, 2002

31.	Lion Oil Company	Site Access License from ExxonMobil Corporation to Lion Oil Company to perform environmental investigations and remediation work at the Memphis Terminal, dated Oct. 1, 2001

32.	Lion Oil Company	Site Access License from Lion Oil Company to ExxonMobil Corporation to perform environmental investigations and remediation work at the Memphis Terminal, dated Oct. 1, 2001

33.	Lion Oil Company	Sewer easement at Memphis Terminal

- ix -

	Company	Leased Locations

34.	Lion Oil Company	Pipeline Easement at Nashville Terminal granted originally from W.G. Bush to Apex Oil in Mar. 1936; transferred from Apex Oil to Monsanto to Tosco to Lion and made permanent in 1989 by an agreement with Signal Mountain Cement Company

35.	Lion Oil Company	Easement at Nashville Terminal from the Metropolitan Government of Nashville and Davidson County to Lion Oil Company, dated Jan. 9, 2009

36.	Lion Oil Company	Easement from Lion Oil Company to Entergy Arkansas, Inc. and Easement from Entergy Arkansas, Inc. to Lion Oil Company, both unexecuted, for a property “swap” adjacent to the El Dorado Refinery and to the Entergy substation. Substation upgrade was completed in 2004 even though documents remain unsigned.

37.	Lion Oil Company	0.08 acres at El Dorado Airport

38.	Lion Oil Trading and Transportation, Inc.	A parcel of land in Lafayette County, AR laying S. of U.S. Highway 82 W. and E. of CR 5 in the NE 1/4 of the SW 1/4 of Sec. 14-T16S-R25W. This parcel is approximately 1,200 sq. ft. beginning 50 ft. W. of the S. vent pipe.

39.	Magnolia Pipeline Company	Senior Pump Station 2040 Doc Steed Road Minden, LA

40.	Magnolia Pipeline Company	Finney Pump Station 11705 Ellerbe Road Shreveport, LA

41.	Lion Oil Trading and Transportation, Inc.	El Dorado Pipeline Offices, Commencing at NE corner of Sec. 32, Township 17 S., Range 15 W. and run N. 89 deg. 17 mins. 59 secs. W. 1257.62 ft.; thence S. 89 deg. 49 mins. 49 secs. E. 266.91 ft. to a set of 5/8” capped rebar; thence S. 1 deg. 45 mins. 23 secs. E. 267.83 ft. to a fence corner post; thence S. 1 deg. 45 mins. 24 secs. E. 418.22 ft. to a fence corner post; thence S. 51 degs. 05 mins. 05 secs. W. 321.65 ft. to a fence corner post; thence N. 0 degs. 23 mins. 22 secs. E. 318.63 ft. to a fence corner post; thence N. 82 degs. 18 mins. 10 secs. E. 3.11 ft. to a fence corner post; thence N. 0 degs. 42 mins. 22 secs. E. 347.90 ft. to an existing fence corner post; thence continuing N. along said line, 267.69 ft. back to the point of beginning (5.308 acres).

- x -

Schedule 6.02(a)
Existing Liens

Debtor Name	Jurisdiction	File Date	File #	Secured Party	Collateral

Lion Oil Company	AR SOS	4/20/2009	7131448271	Canon Financial Services	Specific equipment leased pursuant to Lease #001-0195540-018 and all general intangibles and accounts receivable related thereto

		4/20/2009	7131657814	Canon Financial Services	Specific equipment leased pursuant to Lease #001-0195540-019 and all general intangibles and accounts receivable related thereto

Schedule 6.02(b)
Existing Indebtedness
$12.5 Million letter of credit on application of Lion Trading & Transportation, Inc. in favor of Shell Trading (US) Company

Schedule 6.02(e)
Existing Investments
None.

EXHIBIT A
FORM OF NOTICE OF BORROWING
April 27, 2011
Bank Hapoalim B.M.,
as a Lender under the
below reference Financing Agreement
1177 Avenue of the Americas
New York, NY 10036
Attn: Maxine Levy
Fax: 212-782-2141
Bank Leumi USA,
as Collateral Agent and a Lender under the
below reference Financing Agreement
564 Fifth Avenue
New York NY 10036
Attn: Gil Hershman
Fax: 212-626-1072
Israel Discount Bank of New York,
as a Lender under the
below-referenced Financing Agreement
511 Fifth Avenue
New York NY 10017
Attn: Roy Nachimzon
Fax: 212-551-8259
RE: Notice of Borrowing under the Financing Agreement, to be dated on or about April 29, 2011 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefore, being hereinafter referred to as, the “Financing Agreement”), by and among LION OIL COMPANY, an Arkansas corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein), and Bank Leumi USA, in its capacity as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).
Ladies and Gentlemen:
Reference hereby is made to the Financing Agreement. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Financing Agreement.
Delek US Holdings, Inc., a Delaware corporation (the “Parent”), hereby gives irrevocable notice to each Lender on behalf of the Borrower, in lieu of the notice required under Section 2.02(a) of the Financing Agreement, that the Borrower hereby requests Loans under the Financing Agreement, and sets forth below the information relating to such proposed Loans (collectively, the “Proposed Borrowings”) as required by Section 2.02(a) of the Financing Agreement.
a. The Business Day of the Proposed Borrowings is April 29, 2011.

b. The amount of the Proposed Borrowing for each Lender is:
(i) for Bank Hapoalim B.M., $33,333,333.34;
(ii) for Bank Leumi USA, $33,333,333.33; and
(iii) for Israel Discount Bank of New York, $33,333,333.33.
c. The Proposed Borrowing shall be a Reference Rate Loan.
d. The proceeds of the Proposed Borrowings shall be used to refinance existing indebtedness of the Borrower owing to the Seller, to pay fees and expenses in connection with the transactions contemplated by the Financing Agreement, and for general working capital and corporate purposes of the Borrower, including, without limitation, working capital payments under the Acquisition Agreement.
e. The Proposed Borrowings are to be made pursuant to the instructions set forth in a separate disbursement agreement to be entered into on or prior to the date of the Proposed Borrowings. In providing this notice, the Parent hereby agrees that the Parent shall be liable for any and all losses, costs and expenses of the Lenders arising herefrom.
[SIGNATURE PAGE FOLLOWS]

Very truly yours, DELEK US HOLDINGS, INC.
By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed:

LION OIL COMPANY

By:
Name:
Title:

EXHIBIT B
FORM OF LIBOR NOTICE
[LETTERHEAD OF BORROWER]
Israel Discount Bank of New York,
as a Lender under the
below-referenced Financing Agreement
511 Fifth Avenue
New York NY 10017
Attn: Roy Nachimzon
Fax: 212-551-8259
Bank Leumi USA,
as Collateral Agent and a Lender under the
below reference Financing Agreement
564 Fifth Avenue
New York NY 10036
Attn: Gil Hershman
Fax: 212-626-1072
Bank Hapaolim B.M.,
as a Lender under the
below reference Financing Agreement
1177 Avenue of the Americas
New York, NY 10036
Attn: Maxine Levy
Fax: 212-782-2141
Ladies and Gentlemen:
Reference is made to the Financing Agreement, dated as of April 29, 2011 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefore, being hereinafter referred to as, the “Financing Agreement”), by and among Lion Oil Company., an Arkansas corporation (“Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein) from time to time party thereto, and Bank Leumi USA, in its capacity as collateral agent for the Lenders (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Financing Agreement.
This LIBOR Notice represents the Borrower’s request to [convert into] [continue as] [LIBOR Rate Loans] [Reference Rate Loans] $_____1 of the outstanding principal amount of the Term Loan (the “Requested Loan”)[, and is a written confirmation of the telephonic notice of such election previously given to the each Lender].
[Such Requested LIBOR Rate Loan will have an Interest Period of [one] [two] [three] month(s), commencing on _____.]
[This LIBOR Notice further confirms the Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Financing Agreement, of the LIBOR Rate as determined pursuant to the Financing Agreement.]
The undersigned certifies that no Event of Default has occurred and is continuing or will result from the [conversion] [continuation] of the Requested Loan or will occur or be continuing on the date of the Requested Loan.
Dated:

LION OIL COMPANY
By:
Name:
Title:

[1]
Borrower (i) shall not have more than 5 LIBOR Rate Loans in effect at any given time, and (ii) may only exercise the LIBOR Option for LIBOR Rate Loans of at least $10,000,000 and integral multiples of $500,000 in excess thereof.

LIBOR NOTICE

EXHIBIT C
FORM OF ASSIGNMENT AND ACCEPTANCE
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of  _____ __, 20  _____  between  ________ (“Assignor”) and  _____  (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefore, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.
1. In accordance with the terms and conditions of Section 10.07 of the Financing Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Financing Agreement and the other Loan Documents as of the Effective Date (as defined below) with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Term Loan as specified on Annex I.
2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Financing Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto.
3. The Assignee (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Collateral Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement and the other Loan Documents; (c) confirms that it complies with the criteria set forth in Section 10.07 of the Financing Agreement necessary to acquire the interests being assigned and to become a Lender; (d) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreement and the other Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4. The effective date of this Assignment Agreement (the “Effective Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee[, and, if required, the Borrower]1, (b) the settlement date specified on Annex I, and (c) the receipt by Assignor of the Purchase Price specified in Annex I.
5. As of the Effective Date (a) the Assignee shall be a party to the Financing Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents.
6. From and after the Effective Date, the Credit Parties and the Collateral Agent shall make all payments under the Financing Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees (if applicable) with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves on the Effective Date.
7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
9. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
[Remainder of page left intentionally blank.]

[1]	Borrower’s consent is not required if a Default or an Event of Default has occurred and is continuing on the date of the assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:
Date:

[ASSIGNEE]
By:
Name:
Title:
Date:

[Required Consents (if any):[2]

LION OIL COMPANY

By:
Name:
Title: ]

[2]	Not required if a Default or an Event of Default has occurred and is continuing at the time of the assignment.

ANNEX FOR ASSIGNMENT AND ACCEPTANCE
ANNEX I
1.	Borrower: Lion Oil Company, an Arkansas corporation (the “Borrower”)
2.
Name and Date of Financing Agreement: Financing Agreement dated as of April 29, 2011 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefore, the “Financing Agreement”), by and among the Borrower, each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein) from time to time party thereto, and Bank Leumi USA, in its capacity as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).

3.	Amount of Term Loan:

4.	Purchase Price:

5.	Settlement Date:

6.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Attn: _____________________________________________	Attn: _____________________________________________
Fax No.: ___________________________________________	Fax No.: ___________________________________________

Bank Name:	Bank Name:
ABA Number:	ABA Number:
Account Name:	Account Name:
Account Number:	Account Number:
Sub-Account Name:	Sub-Account Name:
Sub-Account Number:	Sub-Account Number:
Reference:	Reference:
Attn:	Attn:

EXHIBIT D
FORM OF TERM NOTE
THIS TERM NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE FINANCING AGREEMENT REFERRED TO BELOW.

$_____	New York, New York ______ __, 2007
FOR VALUE RECEIVED, the undersigned, LION OIL COMPANY, an Arkansas corporation (the “Borrower”), hereby promises to pay [NAME OF LENDER], or its successors or assigns, (the “Payee”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Payee’s Term Loans as defined in that certain Financing Agreement dated as of April 29, 2011 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefore, the “Financing Agreement”), by and among the Borrower, each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein) from time to time party thereto, and Bank Leumi USA (“Leumi”), in its capacity as collateral agent for the Lenders (in such capacity, the “Collateral Agent”). Capitalized terms used herein without definition are used as defined in the Financing Agreement.
The principal amount of this Term Note shall be paid in the amounts and on the dates specified in Section 2.03 of the Financing Agreement.
The Borrower promises to pay interest on the unpaid principal amount of the Payee’s Term Loan from the date of such Term Loan until such principal amount is paid in full in cash, at the interest rates and at the times provided in the Financing Agreement. All payments of principal and interest shall be made directly to the Payee in Dollars in immediately available funds at its Payment Office.
This Term Note is entitled to the benefits of the Financing Agreement and is subject to optional and mandatory prepayments in whole or in part as provided in the Financing Agreement. This Term Note is secured by the Collateral and is entitled to the benefits of the Security Agreement. Upon the occurrence and continuation of any Event of Default under the Financing Agreement, all principal and all accrued interest then remaining unpaid on this Term Note may be declared to be immediately due and payable as provided in the Financing Agreement.
Term Loans made by the Payee shall be evidenced by one or more records or accounts maintained by the Payee in the ordinary course of business. The Payee may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and all payments made on the Term Loans; provided that any failure of the Payee to make any such recordation or endorsement, or any error in any such recordation or endorsement, shall not affect the Obligations of the Borrower under this Term Note.
The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

THIS TERM NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

LION OIL COMPANY.
By:
Name:
Title: